UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(c)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

TEXTAINER EQUIPMENT INCOME FUND V, L.P.

(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

Units of Limited Partner Interest

2)	Aggregate number of securities to which transaction applies:

4,392,017

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

The per unit price is equal to the estimated sale of assets consideration to be received per limited partner unit in the Registrant.

4)	Proposed maximum aggregate value of transaction:

$27,121,906

5)	Total fee paid:

$3,273.10

[X]	Fee previously paid with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TEXTAINER EQUIPMENT INCOME FUND V, L.P.

650 California Street, 16th Floor
San Francisco, CA 94108

January 21, 2005

Limited Partners
Textainer Equipment Income Fund V, L.P.

     I am writing this letter to all the limited partners of Textainer Equipment Income Fund V, L.P. (the “Partnership”) to advise you about the proposed sale of the Partnership’s container fleet and substantially all of its other assets to RFH, Ltd., with whom we have entered into a definitive Asset Sale Agreement. Under this agreement, RFH, Ltd., a closely-held Bermuda corporation, has agreed to purchase substantially all of the Partnership’s assets. The five other publicly-held limited partnerships under Textainer management have also proposed to sell their container fleets and substantially all their other assets to RFH in separate agreements.

     The accompanying documents are our proxy materials with regard to the sale proposal, which we call “the Asset Sale,” as well as two other proposals we are submitting to our limited partners for their approval at the Special Meeting of Limited Partners, to be held on Monday, March 21, 2005 at 1:00 p.m. local time, at the offices of the Managing General Partner, 650 California Street, 16th Floor, San Francisco, CA 94108.

     Our proxy materials include the Notice of Special Meeting of Limited Partners, a form of proxy for your use in voting at the Special Meeting and our Proxy Statement, which discusses in detail the Asset Sale and the other proposals that we are asking you to vote upon and approve at the Special Meeting.

     The following summarizes the proposals to be voted on at the Special Meeting:

•	To approve the sale of substantially all of the assets of the Partnership to RFH, Ltd. for cash and authorize the Managing General Partner, following the Asset Sale, to dissolve the Partnership under the California Revised Limited Partnership Act, and then complete the winding-up and termination of the Partnership.

•	To approve certain amendments to the Partnership’s limited partnership agreement, which the general partners believe are in the best interests of the limited partners, for the purpose of providing the Managing General Partner with the power and authority to sell the assets of the Partnership, if for any reason the

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Asset Sale to RFH, Ltd. were not to be finalized, upon such terms as it deems to be in your best interests, in order to liquidate, dissolve and terminate the Partnership’s existence.

•	To permit the adjournment of the Special Meeting if time is needed to continue the solicitation of proxies for vote on the Asset Sale Proposal, for up to an additional 45 days.

•	Any other business that properly comes before the Special Meeting.

     The Asset Sale will provide you with the opportunity to liquidate your investment in the Partnership for cash at a price and on terms that the general partners believe are fair to and in the best interests of the limited partners of the Partnership. We currently estimate the total distributions following the approval of the Asset Sale will total between $7.10 and $8.10 per unit. If the Partnership participates in the Asset Sale, the general partners as soon as practicable after the closing date will distribute in cash the proceeds from the Asset Sale, plus any previously undistributed cash from operations and normal sales of containers less estimated remaining Partnership expenses. The Partnership will formally dissolve under California law, all SEC reporting obligations of the Partnership will cease, and the Managing General Partner will pay any remaining expenses or other obligations and terminate the Partnership.

     The Partnership cannot complete the Asset Sale unless limited partners holding more than 50% of the limited partner units in the Partnership approve the Asset Sale. Only limited partners of record who held their limited partner units in the Partnership at the close of business on January 20, 2005, the record date, will be entitled to vote at the Special Meeting. The general partners have decided that all holders of units on the record date, whether they were the original limited partners or assignees from limited partners, shall be entitled to vote on or consent to the proposals to come before the Special Meeting. Consequently, if you were an Assignee on the record date, you are now a Substituted Limited Partner, as of the record date. Attached to the Proxy Statement, as Appendix B, is the Managing General Partner’s Consent to Admission of Assignee as Substituted Limited Partner, making you eligible to vote or consent your units of limited partnership interest.

     The Proxy Statement explains in detail the terms of the proposed Asset Sale, the other proposals being submitted for your vote, and related matters. Please carefully review and consider all of this information.

     The Asset Sale is an important decision for the Partnership and the limited partners of the Partnership. Whether or not you plan to attend the Special Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning your proxy does NOT deprive you of your right to attend the Special Meeting and to vote in person. You may also give your proxy by electronic means on the internet, or by free long-distance telephone, by following the

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guidance for such voting in the Proxy Statement under “The Special Meeting and Voting.”

     Your vote is important. If you fail to return your proxy or fail to attend and vote at the Special Meeting, it will have the effect of voting your limited partner units against the Asset Sale and all of the other proposals.

     On behalf of the general partners, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

/s/ John A. Maccarone

John A. Maccarone, President
Textainer Capital Corporation
Managing General Partner

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DATE PROXY STATEMENT FIRST
SENT OR GIVEN TO LIMITED
PARTNERS: JANUARY 21, 2005

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

TEXTAINER EQUIPMENT INCOME FUND V, L.P.

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

Notice is hereby given that a special meeting of the limited partners of Textainer Equipment Income Fund V, L.P., a California limited partnership, will be held at 1:00 p.m., local time, on Monday, March 21, 2005, at the offices of Textainer Capital Corporation, 650 California Street, 16th Floor, San Francisco, California 94108 (the “Special Meeting”). The purposes of the Special Meeting are the following:

PROPOSAL 1

To consider and vote on a proposal (i) to approve the Asset Sale Agreement, entered into as of its Execution Date, November 30, 2004, by and between Textainer Equipment Income Fund V, L.P., a California limited partnership (the “Partnership”) and RFH, Ltd., a company with limited liability organized under the laws of Bermuda (“RFH”), pursuant to which substantially all of the assets of the Partnership are to be sold to RFH, in anticipation of terminating and dissolving the Partnership; and (ii) to approve terminating and dissolving the Partnership following its sale of substantially all of its assets, which sale is referred to in this Proxy Statement as the “Asset Sale”;

PROPOSAL 2

To consider and vote on a proposal to amend the existing Amended and Restated Limited Partnership Agreement of the Partnership to authorize the Managing General Partner, Textainer Capital Corporation, a Delaware corporation, on behalf of the Partnership and without further need for approval by the limited partners, in the event that the Asset Sale is not consummated, to sell all or substantially all of the assets of the Partnership, in anticipation of the termination and dissolution of the Partnership, in one or more transactions, to one or more buyers, at such time or times and for a sales price or sales prices, and with such other terms and conditions that, in the reasonable discretion and business judgment of the Managing General Partner, are in the interests of the limited partners. This Proposal 2 is referred to in this Proxy Statement as the “Amendment Proposal”;

PROPOSAL 3

To consider and vote on a proposal to permit the Managing General Partner to adjourn the Special Meeting of Limited Partners in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal 1. This Proposal 3 is referred to in this Proxy Statement as the “Adjournment Proposal”; and

To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

These items of business are described in the Proxy Statement. Only limited partners of record at the close of business on January 20, 2005, the record date, are entitled to notice of and to vote at the Special Meeting.

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The Managing General Partner has issued written authorization, as of the day and date preceding the record date, to admit all assignees of limited partners who were holders of units of limited partnership interests in the Partnership as Substituted Limited Partners, under the terms of the Partnership’s limited partnership agreement. This enables all holders of units as of the record date to vote those units at the Special Meeting. You may vote in person at the Special Meeting even if you have returned a proxy or voted by telephone or electronic means at the website described in the Proxy Statement.

By Order of Textainer Equipment Income Fund V, L.P. a California limited partnership

By:	Textainer Capital Corporation
Managing General Partner
/s/ John A. Maccarone, President

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TEXTAINER EQUIPMENT INCOME FUND V, L.P.

650 California Street, 16th Floor
San Francisco, CA 94108

PROXY STATEMENT FOR
SPECIAL MEETING OF LIMITED PARTNERS

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TABLE OF CONTENTS (continued)	Page
The May 2004 Decision to Seek Bids for the Assets of All Textainer Partnerships	23
The June 2004 IAC Meeting	24
Reasons for the Asset Sale	24
Highest Bid Accepted	25
The Asset Sale Base Purchase Price	25

PAST CONTACTS, TRANSACTIONS AND NEGOTIATIONS BETWEEN THE PARTNERSHIP AND RFH	26

RECOMMENDATION OF THE GENERAL PARTNERS	27

AFTER THE ASSET SALE: DISSOLUTION OF THE PARTNERSHIP AND WINDING UP OF ITS AFFAIRS	27

Transactions That Are Part of the Asset Sale Proposal	27
Distributions of Cash to the Limited Partners from the Asset Sale	27
Dissolution of the Partnership and Winding Up of Its Affairs	28

NO REGULATORY APPROVALS NEEDED	28

NO OUTSIDE REPORTS, OPINIONS OR APPRAISALS	28

NO DISSENTERS’ RIGHTS	28

LEGAL PROCEEDINGS	28

SELECTED FINANCIAL DATA OF THE PARTNERSHIP FOR FIVE PRIOR YEARS	29

SUPPLEMENTARY QUARTERLY FINANCIAL INFORMATION OF THE PARTNERSHIP FOR THE FIRST THREE QUARTERS OF 2004 AND FISCAL YEARS 2003 AND 2002	30

AUDITED FINANCIAL STATEMENTS OF THE PARTNERSHIP	31

UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003	43

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AS OF SEPTEMBER 30, 2004	53

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	64

PROPOSAL 2 — AMENDMENT OF EXISTING AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT TO AUTHORIZE GENERAL PARTNERS TO SELL CONTAINER ASSETS IF PRESENT ASSET SALE DOES NOT OCCUR	65

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TABLE OF CONTENTS(continued)	Page
Text of Proposed Amendment	65
Explanation of Proposal 2	65

PROPOSAL 3 — AUTHORIZE ADJOURNMENT OF SPECIAL MEETING OF LIMITED PARTNERS FOR UP TO 45 DAYS TO ALLOW MORE TIME TO SOLICIT PROXIES FOR APPROVAL OF PROPOSAL 1 — THE ASSET SALE	66

Description of the Adjournment Proposal	66

NO OTHER MATTERS	67

WHERE YOU CAN FIND MORE INFORMATION	67

WHO CAN HELP ANSWER YOUR QUESTIONS	67

APPENDICES

Appendix A — Asset Sale Agreement
Appendix B — Consent to Admission of Assignees As Substituted Limited Partner

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SUMMARY TERM SHEET FOR THE ASSET SALE AND ASSET SALE AGREEMENT

The following is a brief summary of the material terms of the Asset Sale Agreement, which provides for a sale of substantially all of our assets as of its Effective Date. This summary highlights selected information in this Proxy Statement and may not contain all of the information that may be important to you. You should carefully read this entire Proxy Statement and the other documents referenced herein for a more complete understanding of the matters being considered at the Special Meeting.

In this Proxy Statement, we use the terms “Partnership,” “Fund V,” “we,” “us” or “our” to refer to Textainer Equipment Income Fund V, L.P., a California limited partnership. We refer to the five other publicly-held affiliated partnerships, TCC Equipment Income Fund and the Textainer Equipment Income Funds II-IV and VI as Funds I, II, III, IV and VI, respectively, and all six partnerships collectively as the “Textainer Partnerships.” We use the term “RFH” to refer to RFH, Ltd., a Bermuda limited liability company.

Parties to the Asset Sale:	Textainer Equipment Income Fund V, L.P., a California limited partnership (the “Partnership”) is the Seller; and RFH, Ltd., a company with limited liability organized under the laws of Bermuda (“RFH”) is the Buyer.

Description of the Asset Sale (page 12):	As of November 30, 2004, we entered into an Asset Sale Agreement (“Asset Sale Agreement”) with RFH for the sale of substantially all of our assets for a Base Purchase Price of $27,808,795 in cash (the “Asset Sale”). The Effective Date is January 1, 2005, and the final Base Purchase Price will be determined by the non-finance lease containers in our container fleet as of that date. All of the other five affiliated Textainer Partnerships have simultaneously entered into agreements for the sale of their assets to RFH.

Purchase Price (page 15):	The Base Purchase Price will be (i) increased as of the Effective Date for the value of finance leases being sold, (ii) decreased for the value of liabilities to be assumed by RFH, and (iii) increased for the amount of interest if any, on the Base Purchase Price that will be paid by RFH to the Partnership for the period from February 28, 2005 to the Closing Date of the Asset Sale Agreement. The Base Purchase Price as so adjusted is the Total Purchase Price.

Payment by RFH of the Purchase Price (page 16):	The full amount of the Total Purchase Price will be paid in cash on the Closing Date by RFH. Approximately 75% of the amount of the Total Purchase Price will be loaned to RFH by Fortis Bank (Nederland) N.V., a major bank in the Netherlands, with the balance of approximately 25% to be paid from the capital invested in RFH by its three equity owners, Fortis Bank (Nederland) N.V. (through one of its investment subsidiaries), Hakman Capital Corporation, a California corporation, and P&R Equipment Finance Corporation, a Swiss corporation.

Holdback Amount (page 16):	5% of the Total Purchase Price to be paid by RFH to the Partnership will be placed in an escrow account with an independent escrow agent, and will be held in that interest-bearing account for a period of 105 days after the Closing Date, after which any unused amount will be paid to the Partnership. Any claims by RFH for breaches of warranties, covenants and obligations of the Partnership under the Asset Sale Agreement will be paid from the Holdback Amount. Claims not resolved by the end of the 105-day period will be settled by arbitration in San Francisco, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

Distributions to Limited Partners from the Asset Sale (page 27):	As soon as practicable after the Closing Date of the Asset Sale Agreement, the general partners will cause the distribution in cash of the initial proceeds from the Asset Sale, plus any previously undistributed cash from operations and normal sales of containers and less estimated expenses to be incurred during the winding up of the Partnership’s affairs, to be allocated 1% to the general partners and 99% to the limited partners, pro rata based on the ratio of the number of Units held by each limited partner to the total Units outstanding on the Record Date for these distributions, January 20, 2005, to be followed by a second and final cash distribution of the amount in the escrow account, plus any previously undistributed cash from operations and normal sales of containers, plus or minus any adjustment to the estimated final expenses, following 105 days after the Closing Date. We currently estimate the final two distributions will total between $7.10 and $8.10 per unit, based on certain assumptions, including the receipt of the entire amount of the 5% Holdback Amount.

Liabilities Assumed by RFH (page 15):	Under the Asset Sale Agreement, RFH will assume, perform or otherwise discharge all obligations of the Partnership arising on or after the Effective Date, including accrued expenses, under and related to existing leases of our containers being sold to RFH.

Indemnification (page 16):	We have agreed, subject to certain limitations, to indemnify and hold RFH harmless from any loss or expenses arising from:

o	breaches of any representation, warranty, covenant, or agreement contained in the Asset Sale Agreement or any other agreement we entered into with RFH.

Conditions to Closing (page 17):	The closing of the Asset Sale is subject to certain conditions, including:

o	approval by limited partners holding a majority in interest of our outstanding limited partnership units; and

o	the accuracy of representations, warranties and covenants of us and RFH.

Reasons for the Asset Sale (page 24):	In their approval of the Asset Sale, our general partners considered a number of factors, including the following:

o	Market conditions at historically high levels increased the attractiveness of the container fleet to prospective buyers.

o	Selling now avoids having to liquidate assets under time constraints and uncertain market conditions in future years due to expiration of the normal life of the Partnership.

o	As container fleets are regularly reduced during the normal liquidation phase of each of the Textainer Partnerships, overhead costs of the management and administration of the containers and the partnerships increasingly will be borne by fewer and fewer containers under lease, adversely affecting the cash flows to the Partnership and distributions to partners.

o	Substantial increases in financial statement auditing fees for the Partnership will begin in 2005, because of the increased auditor duties and responsibilities mandated by the Sarbanes-Oxley Act of 2002. As each of the Textainer Partnerships liquidates its assets, dissolves and terminates its existence, these costs will be borne by the partnerships that remain in existence and eventually will be borne solely by Fund VI, the youngest partnership. The increased compliance costs have been estimated by the general partners for the Textainer Partnerships at approximately $180,000 each fiscal year, which would be approximately 91% greater than fees expected for 2004.

Recommendation of the General Partners (page 27):	Our general partners have unanimously approved and recommend your approval of the Asset Sale.

Limited Partner Approval Required for the Asset Sale and Asset Sale Agreement (page 14):	It is a condition to effectiveness of the Asset Sale Agreement that a majority-in-interest, which means limited partners holding a majority of our outstanding Units on the Record Date, shall have approved the Asset Sale Agreement not later than April 30, 2005.

Accounting Treatment:	For accounting purposes, the Asset Sale will be presented as a sale of assets that is not expected to result in any material gain or loss to us, after consideration of the expected net proceeds from the Asset Sale less the net book value of the assets sold to RFH.

Material Federal Income Tax Consequences (page 7):	We expect that limited partners will realize gain on their invested amounts to the extent that their distributions from the net proceeds of the Asset Sale exceed their basis in their Units.

Termination and Dissolution of the Partnership (page 28):	Following the distributions of cash from the Asset Sale and other sources to the partners, the Managing General Partner will cause the legal dissolution of the Partnership under California law and then complete the winding up of the Partnership’s affairs. When that has been done, a Certificate of Cancellation of the Partnership will be filed with the California Secretary of State.

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE PROPOSAL AND OTHER MATTERS TO BE VOTED ON

The following questions and answers are intended to provide brief answers to some commonly asked questions. These questions and answers do not, and are not intended to, address all questions that may be important to you. The following questions and answers are qualified in their entirety by reference to the more detailed information contained elsewhere in this Proxy Statement and the other documents to which we have referred you. For a summary description of the parties to the Asset Sale referred to in the questions and answers below, see “Summary—Parties to the Asset Sale” above.

Q: What is the Asset Sale Proposal?

A: The Asset Sale Proposal is the first proposal to be presented for limited partners’ consideration and approval at the Special Meeting of Limited Partners. It involves approving the Asset Sale which is set forth in the Asset Sale Agreement, and following the Asset Sale, dissolution and winding up of the Partnership’s affairs by the Managing General Partner and cancellation of the Partnership.

Q: What is the structure of the Asset Sale?

A: The Asset Sale involves the sale and transfer to the Buyer of all of the containers in the Partnership’s fleet on the Effective Date of the Asset Sale Agreement, January 1, 2005, and most of our other assets, and the Buyer assuming certain accrued liabilities associated with these containers, for a cash purchase price of $27,121,906. The final purchase price was determined as of the Effective Date, and will be paid in cash on the closing date of the Asset Sale, which, unless extended by agreement, must be no later than May 10, 2005. An amount equal to 5% of the final purchase price will be held in an escrow account for 105 days to cover any claim that may be made by the Buyer against the Partnership for any breach by it of a warranty in the Asset Sale Agreement. The amount that is in escrow after the 105 days will be paid to the Partnership.

Q: Why are the general partners proposing the Asset Sale and termination and dissolution of the Partnership?

A: The general partners believe that the Asset Sale, in anticipation of and as the initial step in the termination and dissolution of the Partnership, is in the interests of the limited partners, for the reasons detailed below.

Q: Why do the general partners believe that the Asset Sale should occur?

A: The reasons for the Asset Sale, termination and dissolution are these, among others:

o	Market conditions at historically high levels have increased the attractiveness of the container fleet to prospective buyers.

o	Selling now avoids having to liquidate assets under time constraints and uncertain market conditions in future years due to expiration of normal lives of the Textainer Partnerships.

o	Selling now eliminates the risk and uncertainty of possible future downturns in market conditions for leased and used containers.

o	As the container fleets are regularly reduced during the normal liquidation phase of each of the Textainer Partnerships, overhead costs of the management and administration of the containers and the partnerships increasingly will be borne by fewer and fewer containers under lease, adversely affecting the cash flows to the Partnership and distributions to partners.

o	Substantial increases in financial statement auditing fees for the Textainer Partnerships will begin in 2005, because of the increased auditor duties and responsibilities mandated by the Sarbanes-

Oxley Act of 2002. Because auditing fees are borne by all Textainer Partnerships, as each of the partnerships liquidates its assets under its business plan, dissolves and terminates its existence, these costs will be disproportionately borne by the partnerships that remain in existence and eventually will be borne solely by Fund VI, the youngest partnership. The increased compliance costs have been estimated by the general partners for all of the Textainer Partnerships at approximately $180,000 each fiscal year, which would be approximately 91% greater than fees expected for 2004. The Partnership would bear its proportionate share of that additional cost.

Q: Why doesn’t the Partnership just continue its business?

A: The general partners believe that the limited partners will benefit from the certainty of the amount of cash that the Asset Sale will provide the limited partners of the Partnership, compared to the risk and uncertainty of cash flows due to unknown future market conditions while continuing the business of the Partnership to December 31, 2014, the ending date that is specified in the limited partnership agreement.

Q: Will I receive distributions of cash from the Asset Sale?

A: Yes. Approximately 30 days after the closing of the Asset Sale, the Partnership will be distributing to all partners the initial cash obtained from the final purchase price, less estimated expenses of the Partnership that will be incurred until the final winding up and cancellation of the Partnership, plus any previously undistributed cash from operations and proceeds from normal sales of containers. About 30 days following receipt by the Partnership of funds in the escrow account, a second and final distribution will be made to the partners of that amount, plus any previously undistributed cash, plus or minus any adjustments to the estimated final expenses. These distributions will generally be allocated 99% to the limited partners and 1% to the general partners.

Q: Will I continue to receive my regular distributions from the Partnership?

A: No. Distributions have been temporarily suspended until the Asset Sale is approved or it is determined that the sale will not be approved or completed. If the Asset Sale is approved, the Partnership anticipates making two final liquidating distribution payments. If the Asset Sale does not occur, monthly distributions will resume and you will continue to receive distributions in accordance with the Partnership’s limited partnership agreement and in the judgment and discretion of the general partners.

Q: How are the final two distribution amounts that I will receive for my limited partner units determined?

A: The total amount of proceeds received from the final purchase price in the Asset Sale, less the estimated expenses to reach the final winding up and cancellation of the Partnership, plus any previously undistributed cash from operations and sale proceeds, will generally be allocated 99% to the limited partners and 1% to the general partners. The amount to be paid to the limited partners will be divided among the outstanding limited partnership units to the holders thereof on the record date for distributions that will be set by the Managing General Partner, and you will receive the amount that is proportionate to the number of your units.

Q: What is the estimated amount of the final two distributions to be paid for each limited partner unit?

A: We currently estimate the final two distributions will total between $7.10 and $8.10 per unit, based on certain assumptions, including the receipt of the entire amount of the 5% Holdback Amount.

Q: What are the estimated expenses expected to be incurred after the Closing Date of the Asset Sale?

A: These expenses are expected to consist of professional fees for any remaining financial and tax reporting; general and administrative costs incurred by the Managing General Partner and allocated to the Partnership, such as telephone services, communicating with limited partners, staff salaries; and services under contract to outside sources in connection with the winding up and termination of the Partnership.

Q: What fees will the general partners earn from the Asset Sale?

A: None. The general partners will not receive any fees from the Asset Sale. As stated above, the general partners will be allocated 1% of the distributions paid from the sale proceeds, as provided by the limited partnership agreement.

Q: Does the Asset Sale require the vote of the limited partners of the Partnership?

A: Yes. Approval of the Asset Sale Proposal by the limited partners of the Partnership at the Special Meeting is a condition to the Partnership’s participation in the Asset Sale. The affirmative vote of limited partners holding more than 50% of units of limited partnership interest in the Partnership that were outstanding as of the record date, January 20, 2005, is required to approve the Asset Sale Proposal. The record date is the date fixed by the Managing General Partner to determine the limited partners entitled to vote on the Asset Sale Proposal, the Amendment Proposal and the Adjournment Proposal.

Q: I have been holding my units as an Assignee, not as a Substituted Limited Partner. Will I be able to vote on the proposals to come before the Special Meeting?

A: Yes. The Managing General Partner has determined that all holders of units on the record date will be entitled to vote, and you have been admitted as a Substituted Limited Partner as of the record date. A consent by the Managing General Partner and your admission to the Partnership as a Substituted Limited Partner is included with this Proxy Statement as Appendix B.

Q: If a majority of the limited partners of the Partnership approve the Asset Sale Proposal, is it certain that the Partnership will participate in the Asset Sale?

A: No. In addition to approval by limited partners not later than April 30, 2005, the closing of the Asset Sale is subject to several other closing conditions, including the accuracy of the representations and warranties of both parties to the Asset Sale Agreement and other conditions. Additionally, the loan agreement between RFH and Fortis Bank (Nederland) N.V. to provide 75% of the cash to pay the Purchase Price is subject to certain conditions outside the control of the Partnership. It is therefore possible that the Buyer will not complete the Asset Sale, due to one or more of the conditions not being satisfied. This possibility makes it important that you vote FOR the adoption of Proposal 2 — the Amendment Proposal. Approval of this will allow the Managing General Partner to seek a new buyer for the Partnership’s container fleet, without the necessity of the expensive and time-consuming proxy solicitation process. See the answer to the question immediately following.

Q: What happens if the Asset Sale does not occur?

A: If the Asset Sale does not occur, the Partnership will continue its business. If the Amendment Proposal has been approved by the holders of a majority of the limited partner units, the Managing General Partner may seek another buyer or buyers for the Partnership’s assets, on terms that are in the interest of the limited partners, so that the Partnership can distribute cash from the sale to its partners and terminate and dissolve (see the answer below to the question “What is the Amendment Proposal?”). If the Amendment Proposal is not approved, or the Managing General Partner does not seek another buyer or sale transaction, the Partnership expects to continue its business through 2014.

Q: What happens if a majority in interest of the limited partners of the Partnership does not approve the Asset Sale proposal but one or more of the other five affiliated Textainer Partnerships do obtain the necessary approval of their limited partners?

A: In that case, the other Textainer Partnership or Partnerships will be able to proceed with closing of their respective asset sales and termination and dissolution of those partnerships; the general and administrative costs to the Partnership could then increase substantially, depending on how many of the other partnerships have terminated. It is not a condition to the participation of any Partnership in the Asset Sale that all six

Textainer Partnerships must participate in the Asset Sale. Therefore, the number of Textainer Partnerships that participate in the sale could be zero or range from one to six.

Q: What happens if I vote against the Asset Sale Proposal?

A: The Asset Sale Proposal will be approved if holders of more than 50% of the outstanding units approve the proposal. You will receive the final two liquidating distributions, along with all other holders of record of units, even if you voted against or abstained from voting on the proposal. See the answer above to the question “Will I receive distributions of cash from the Asset Sale?” If you fail to return your proxy, or mark “ABSTAIN” on your proxy, the effect will be the same as a vote against the Asset Sale Proposal, the Amendment Proposal and the Adjournment Proposal. The general partners ask that you vote for the proposal. Your vote is important.

Q: Do limited partners have dissenters’ or appraisal rights in connection with the Asset Sale Proposal?

A: No. Neither the limited partnership agreement or California law provides the limited partners with rights to dissent to the Asset Sale proposal or obtain appraisal of the value of their units in connection with the Asset Sale.

Q: When do you expect the Asset Sale to be closed with the Buyer and completed?

A: We are working to complete the Asset Sale as quickly as possible. If the necessary majority approval of the limited partners is obtained, we expect the closing of the Asset Sale to be on the last day of the calendar month in which the approval is obtained, or if that approval occurs in April 2005, then on the later of April 30, 2005 or ten days after the date approval is obtained. The first liquidating distribution to limited partners from the proceeds of the Asset Sale and other cash is expected within 30 days after the closing.

Q: What are the tax consequences of the Asset Sale to the limited partners of the Partnership?

A: Limited partners will recognize gain or loss on the conversion of their limited partner units into cash in the Asset Sale, depending on the tax basis in their units. The gain or loss will be treated as capital gain or capital loss. However, a portion of that gain or loss that is attributable to so-called “unrealized receivables” (which includes recapture of some depreciation deductions previously taken) and “inventory items” (as defined in Section 751 of the Internal Revenue Code of 1986, as amended) may be treated as ordinary income or ordinary loss.

Q: When will I receive my final Schedule K-1?

A: If the Asset Sale is completed, the Partnership plans to deliver the final Schedule K-1s for 2005 (Form 1065) to the limited partners prior to March 15, 2006, unless the Partnership finds that it will require additional time to complete the final return. If this situation occurs, the Partnership will apply for an extension from the IRS and will notify the limited partners of the extension request and the projected timing of the mailing of the Schedule K-1s.

Q: What other matters will be voted on at the Special Meeting?

A: Proposal 2 — the Amendment Proposal, and Proposal 3 — the Adjournment Proposal, will come before the Special Meeting for vote by the limited partners. Both of these proposals are on the proxy form included with this Proxy Statement.

Other than the Asset Sale Proposal, the Amendment Proposal, and the Adjournment Proposal, we do not expect to ask you to vote on any other matters at the Special Meeting. However, if matters other than these three proposals are properly brought before the Special Meeting, or any adjournments or postponements of the Special Meeting, the persons appointed as proxies will have discretion to vote or act on those matters according to their best judgment.

Q: What is the Amendment Proposal?

A: The Amendment Proposal, if approved by the limited partners holding a majority of the Partnership’s units on the record date, will amend our existing limited partnership agreement. The amendment will authorize the Managing General Partner, without the need for further vote or approval by the limited partners, if the Asset Sale does not occur, to sell our assets to another buyer or buyers, on terms that the general partners believe are in the interests of the limited partners, and thereafter to terminate the Partnership and dissolve under the California Revised Limited Partnership Act. The general partners believe that this authorization will allow the Partnership, in the event the Asset Sale fails to close, to continue with the plan to sell its assets at a time that is favorable to selling the containers, rather than waiting for the normal end of the Partnership’s term. See the answer above to the question “Why do the general partners believe that the Asset Sale should occur?”

Q: What is the Adjournment Proposal?

A: The Adjournment Proposal will authorize the Managing General Partner to adjourn the Special Meeting, noticed for Monday, March 21, 2005, at 1:00 p.m. local time, for a period of up to 45 days after the original date of the Special Meeting. This period will allow the Partnership to continue to solicit proxies to obtain approval of either the Asset Sale Proposal or the Amendment Proposal, if sufficient votes for approval have not been obtained at the original time of the Special Meeting. Adoption of the Adjournment Proposal will require approval of a majority in interest of the limited partners who are present in person or by proxy at the original Special Meeting on March 21, 2005.

A vote for the Asset Sale Proposal is not also a vote for the other two proposals. You must vote separately on each proposal. The affirmative vote or consent of limited partners holding more than 50% of the limited partner units outstanding on the record date is required to approve the Amendment Proposal, and the affirmative vote or consent of the holders of more than 50% of the units present in person or by proxy at the Special Meeting is required to approve the Adjournment Proposal.

If you fail to return or otherwise vote your proxy, and do not vote in person at the Special Meeting, or if you mark or vote to “ABSTAIN” your proxy beneath the Amendment Proposal and the Adjournment Proposal, the effect will be the same as votes against those two proposals, as described above for the Asset Sale Proposal in the answer to the question “What happens if I vote against the Asset Sale Proposal?”

Approval of either the Amendment Proposal or the Adjournment Proposal is not a condition to the approval of the Asset Sale Proposal or the Partnership’s participation in the Asset Sale.

Q: How do the general partners recommend that I vote on these two proposals?

A: The general partners unanimously recommend that you vote for the Amendment Proposal and for the Adjournment Proposal.

Q: Why should I vote for the Amendment Proposal?

A: If the present Asset Sale does not occur, the general partners believe it will be in the interest of the limited partners for them to authorize the Managing General Partner to obtain a new buyer or buyers for the assets of the Partnership and consummate such a sale or sales without the need for additional approval by the limited partners. This could be expected to shorten the period for arranging and completing the sale of the Partnership’s assets and then its termination and dissolution by several months, without the substantial expense to the Partnership of a new solicitation for proxies to approve the new sale. While the general partners believe that the current market for sales of shipping containers is favorable, there is no assurance that the favorable market will continue, as the container industry has been subject to cyclical changes for a number of years.

Q: Why should I vote for the Adjournment Proposal?

A: It is possible that by the time of the convening of the Special Meeting on Monday, March 21, 2005, insufficient proxies will have been obtained for approval of either the Asset Sale Proposal or the Amendment Proposal. If that occurs, the Managing General Partner wishes to have the authority to adjourn the Special Meeting for a later date, up to a maximum of 45 days from the original date of the Special Meeting. This would allow the Partnership to continue soliciting proxies for approval of either the Asset Sale Proposal or the Amendment Proposal. This could be important to obtaining approval of either proposal.

Q: What do I need to do now?

A: Please complete, date and sign your proxy and then return it in the enclosed envelope as soon as possible so that your limited partner units may be represented at the Special Meeting.

Q: Can I send my proxy vote by use of the internet?

A: Yes. Your proxy may also be voted by electronic means through the website address: www.votefast.com and following the instructions given there.

Q: Can I send my proxy vote by telephone?

A: Yes. You may also vote your proxy by telephone to (800) 542-1160, using the individual code that appears on your proxy card.

Q: May I change my vote after I have mailed my signed proxy?

A: Yes. Just send by any of the accepted means in a later dated proxy prior to the Special Meeting or attend the Special Meeting and vote in person. Taking either of these steps will revoke any previously submitted proxy. You may also revoke any previously submitted proxy by written notice to Textainer Capital Corporation, the Managing General Partner, prior to the Special Meeting.

Q: Who can help answer my questions?

A: If you have more questions about the Asset Sale or would like additional copies of this Proxy Statement, you should contact the following company, which is soliciting proxies for the Partnership:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
(800) 459-6650

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this Proxy Statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “expects”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, or “continue” or the negative of these terms or other comparable terminology and include, without limitation, statements below regarding: completion of the Asset Sale, possible adjustments to Purchase Price, potential indemnification payments relating to the Asset Sale, effects of the Asset Sale, reasons for the Asset Sale, and the Partnership’s plans following completion of the Asset Sale. Certain statements under the captions “Summary Term Sheet For The Asset Sale and Asset Sale Agreement,” “Questions And Answers About The Asset Sale Proposal And Other Matters To Be Voted On,” “Description of Proposal 1,” “Description Of The History And Pricing Of The Asset Sale,” “Summary of the Asset Sale Agreement and Related Agreements,” “Proposal 2,” “Proposal 3,” and elsewhere in this Proxy Statement constitute “forward-looking statements.” Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Although the Partnership believes that expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance or achievements. Moreover, neither the Partnership nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Partnership is under no duty to update any forward-looking statements after the date of this Proxy Statement to conform such statements to actual results.

THE SPECIAL MEETING AND VOTING

Purpose

The Special Meeting is being held to consider and vote on the Asset Sale Proposal (PROPOSAL 1), the Amendment Proposal (PROPOSAL 2) and the Adjournment Proposal (PROPOSAL 3). The Partnership’s general partners have unanimously approved the Asset Sale and recommend that limited partners vote FOR each of the three proposals. For a description of the reasons for the Asset Sale, see “Reasons for the Asset Sale”, page 24. For a description of the reasons for the Amendment Proposal, see “Explanation of Proposal 2”, page 65.

Record Date and Voting Rights and Requirements

Record Date

The Managing General Partner has fixed January 20, 2005, as the record date (the “Record Date”) for the Special Meeting. Only holders of units of the Partnership at the close of business on January 20, 2005 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. As of the Record Date, there were outstanding 4,392,017 limited partner units of the Partnership. Of these units, 1,970 units are held by directors or officers of the corporations that are the general partners of the Partnership. Each unit outstanding on the Record Date entitles its holder to one vote on each of the three proposals.

Quorum Requirement

To constitute a quorum at the Special Meeting, a majority of the total number of units entitled to vote on the Record Date must be present, represented either in person or by proxy. A quorum is required for a vote on the Asset Sale Proposal and the Amendment Proposal. A quorum is not required for a vote on the Adjournment Proposal.

Vote Required

The approval of the holders of a majority of the Partnership’s outstanding units is required to approve each of the Asset Sale Proposal and the Amendment Proposal. The approval of the holders of a majority of the units actually present in person or by proxy at the Special Meeting is required to approve the Adjournment Proposal.

Abstentions

Votes to abstain will be counted as units present for determination of a quorum at the Special Meeting. For purposes of determining whether the Asset Sale Proposal or the Amendment Proposal is approved, abstentions will have the same effect as votes against such proposals.

Voting of and Revocation of Proxies

All units that are represented by properly executed proxies received before or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on the executed proxies, shares represented by such proxies will be voted FOR approval of the proposals. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Such revocation may be made in person at the Special Meeting or by written notification to the Managing General Partner.

Solicitation of Proxies

The Partnership has retained the services of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, telephone number (800) 459-6650, a professional proxy solicitation firm, to solicit proxies on behalf of the general partners and in support of their recommendation to limited partners to approve all three of the proposals to be submitted at the Special Meeting. The Textainer Partnerships will pay D.F. King & Co., Inc. $45,000 for its services, plus its expenses incurred in the proxy solicitation, including $5.00 for each telephone call to and from a limited partner. These fees and expenses will be divided among the Textainer Partnerships in the ratio that the number of limited partners of each bears to the total number of limited partners of all the Textainer Partnerships.

The Partnership will pay its prorated share of all costs of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone or telecopy by directors, officers or employees of the general partners. The general partners may also engage the services of others to solicit proxies.

PROPOSAL 1 — APPROVAL OF THE ASSET SALE AGREEMENT AND TERMINATION AND DISSOLUTION OF THE PARTNERSHIP

Description of Proposal 1

Proposal 1 that will be submitted for consideration and approval by the limited partners at the Special Meeting is the Asset Sale Agreement and termination and dissolution of the Partnership. If Proposal 1 is approved by limited partners who hold more than 50% of the units of the Partnership, and if that approval occurs not later than April 30, 2005, the general partners expect that the Asset Sale will take place, within the time period provided in the Asset Sale Agreement (see “Effectiveness of the Asset Sale Agreement” below).

The Parties to the Asset Sale Agreement

The Partnership has agreed in the Asset Sale Agreement to sell substantially all of its assets for cash to the Buyer, RFH, Ltd. The mailing address and telephone number of the principal executive office of the Partnership is 650 California Street, 16th Floor, San Francisco, CA 94108, telephone number (800) 356-1739. The mailing address and telephone number of the principal executive office of RFH, Ltd. is Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda, telephone number (441) 295-1443.

Description of the Partnership’s Business

The Partnership is a California Limited Partnership formed on July 15, 1993 to purchase, own, operate, lease, and sell equipment used in the containerized cargo shipping industry. The Partnership commenced offering units representing limited partnership interests (Units) to the public on May 1, 1994 in accordance with its Registration Statement and ceased to offer such Units as of April 29, 1996. The Partnership raised a total of $89,305,260 from the offering and invested a substantial portion of the money raised in equipment. The Partnership has since engaged in leasing this and other equipment in the international shipping industry.

A container leasing company generally, and the Partnership specifically, is an operating business comparable to a rental car business. A customer can lease a car from a bank leasing department for a monthly charge which represents the cost of the car, plus interest, amortized over the term of the lease; or the customer can rent the same car from a rental car company at a much higher daily lease rate. The customer is willing to pay the higher daily rate for the convenience and value-added features provided by the rental car company, the most important of which is the ability to pick up the car where it is most convenient, use it for the desired period of time, and then drop it off at a location convenient to the customer. Rental car companies compete with one another on the basis of lease rates, availability of cars, and the provision of additional services. They generate revenues by maintaining the highest lease rates and the highest utilization that market conditions will allow, and by augmenting this income with proceeds from sales of insurance, drop-off fees, and other special charges. A large percentage of lease revenues earned by car rental companies are generated under corporate rate agreements wherein, for a stated period of time, employees of a participating corporation can rent cars at specific terms, conditions and rental rates.

Container leasing companies and the Partnership operate in a similar manner by owning a worldwide fleet of transportation containers and leasing these containers to international shipping lines hauling various types of goods among numerous trade routes. All lessees pay a daily rental rate and in certain markets may pay special handling fees and/or drop-off charges. In addition to these fees and charges, a lessee must either provide physical damage and liability insurance or purchase a damage waiver from the Partnership, in which case the Partnership agrees to pay the cost of repairing certain physical damage to containers. (This later arrangement is called the “Damage Protection Plan.”) The Partnership, and not the lessee, is responsible for maintaining the containers and repairing damage caused by normal deterioration of the containers. This maintenance and repair, as well as any repairs required under the Damage Protection Plan, are performed in depots in major port areas by independent agents retained for the Partnership by the general partners. These same agents handle and inspect containers that are picked up or redelivered by lessees, and these agents store containers not immediately subject to re-lease.

Container leasing companies compete with one another on the basis of lease rates, fees charged, services provided and availability of equipment. By maintaining the highest lease rates and the highest equipment utilization allowed by market conditions, the Partnership attempts to generate revenue and profit.

The majority of the Partnership’s equipment is leased under master operating leases, which are comparable to the corporate rate agreements used by rental car companies. The master leases provide that the lessee, for a specified period of time, may rent containers at specific terms, conditions and rental rates. Although the terms of the master lease governing each container under lease do not vary, the number of containers in use can vary from time to time within the term of the master lease. The terms and conditions of the master lease provide that the lessee pays a daily rental rate for the entire time the container is in the lessee’s possession (whether or not it is used), is responsible for certain types of damage, and must insure the container against liabilities.

Equipment not subject to master leases may instead be leased under long-term lease agreements. Unlike master lease agreements, long-term lease agreements provide for containers to be leased for periods of between three to five years. Such leases are generally cancelable with a penalty at the end of each twelve-month period. Another type of lease, a direct finance lease, currently covers a minority of the Partnership’s equipment. Under direct finance leases, the containers are usually leased from the Partnership for the remainder of the container’s useful life with a purchase option at the end of the lease term.

Leases specify an array of port locations where the lessee may pick up or return the containers. The Partnership incurs expenses in repositioning containers to a better location when containers are returned to a location that has an over-supply. Sales of containers in these low demand locations can occur, if a sale is judged a better alternative to repositioning and re-leasing the container.

During the year ended December 31, 2003, no single lessee generated lease revenue which was 10% or more of the total revenue of the Partnership.

Among the various leasing companies, the top ten control approximately 87% of the total equipment held by all container leasing companies. The top two container leasing companies combined control approximately 26% of the total equipment held by all container leasing companies. Textainer Equipment Management Limited, an Associate General Partner of the Partnership and the manager of its marine container equipment, is the largest standard dry freight container leasing company and manages approximately 13% of the equipment held by all container leasing companies. The customers for leased containers are primarily international shipping lines. The Partnership alone is not a material participant in the worldwide container leasing market. The principal methods of competition are price, availability and the provision of worldwide service to the international shipping community. Competition in the container leasing market has increased over the past few years. Since 1996, shipping alliances and other operational consolidations among shipping lines have allowed shipping lines to begin operating with fewer containers, thereby decreasing the demand for leased containers and allowing lessees to gain concessions from lessors about price, special charges or credits and, in certain markets, the age specification of the containers leased. Furthermore, primarily as a result of lower new container prices and low interest rates in the past several years, shipping lines now own, rather than lease, a higher percentage of containers. The decrease in demand from shipping lines, along with the entry of new leasing company competitors offering low container rental rates, has increased competition among container lessors such as the Partnership.

Furthermore, changes in worldwide demand for shipping have placed additional strains on competition in the past. Utilization of containers can be maximized if containers that come off-lease can be re-leased in the same location. If demand for containers is strong in some parts of the world and weak in others, containers that come off-lease may have to be repositioned, usually at the Partnership’s expense, before they can be re-leased. Over the last several years, demand for goods brought into Asia has been lower than demand for goods brought out of Asia. This imbalance has created low demand locations in certain areas of international shipping routes, where containers coming off-lease after the delivery of goods cannot quickly be re-leased. Shipping lines have an advantage over container leasing companies with respect to these low demand locations, because the shipping lines can frequently reposition their own containers, while leasing companies have to find alternative ways of repositioning their containers, including offering incentives to shipping lines or paying directly for the repositioning.

Beginning in 2004, a worldwide steel shortage caused significant increases in new container prices and limited the number of new containers being built. As a result, demand for leased containers increased in the first quarter of 2004 and has remained strong through all of 2004.

The Partnership has no employees. Textainer Capital Corporation (TCC), the Managing General Partner of the Partnership, is responsible for the overall management of the business of the Partnership and at December 31, 2003 had 3 employees. Textainer Equipment Management Limited (TEM), an Associate General Partner, is responsible for the management of the leasing operations of the Partnership and at December 31, 2003 had 148 employees.

The Partnership is involved in the leasing of shipping containers to international shipping lines for use in world trade and approximately 9%, 6% and 11% of the Partnership’s rental revenue during the years ended December 31, 2003, 2002 and 2001, respectively, was derived from operations sourced or terminated domestically. These percentages do not reflect the proportion of the Partnership’s income from operations generated domestically or in domestic waterways. Substantially all of the Partnership’s income from operations is derived from assets employed in foreign operations.

Description of RFH’s Business

RFH was formed in November 2004, by its three equity owners: FB Aviation & Intermodal Finance Holdings, B.V., an investment subsidiary of Fortis Bank (Nederland) N.V. (“Fortis Bank”), a Netherlands corporation whose principal office is in Rotterdam, Netherlands; Hakman Capital Corporation (“Hakman”), a California corporation whose office is in Burlingame, California; and P&R Equipment and Finance Corporation (“P&R”), a Swiss corporation located in Zug, Switzerland. These three equity owners have subscribed to 49.9%, 7% and 43.1%, respectively, of the stock of RFH, and to invest cash in RFH in a total amount to pay not less than 25% of the aggregate purchase price for the six container fleets. (See “Sources of Payment by RFH of the Final Purchase Price,” page 16.) RFH has conducted no business to date and was formed for the purpose of acquiring and operating the container fleets of the six Textainer Partnerships.

Summary of the Asset Sale Agreement and Related Agreements

We believe that the following summary describes the material terms of the Asset Sale Agreement. We recommend that you carefully read the Asset Sale Agreement in its entirety for a complete description of the terms and conditions of the Asset Sale. The Asset Sale Agreement is the legal document that governs the Asset Sale and in it RFH is referred to as the “Buyer”. The Asset Sale Agreement is included in this Proxy Statement as Appendix A.

Effectiveness of the Asset Sale Agreement

The Asset Sale Agreement provides that it will not be effective unless the limited partners holding a majority of the limited partner interests in the Partnership (our outstanding Units) have approved the Asset Sale Agreement by affirmative vote not later than April 30, 2005.

If the affirmative vote is obtained, the Asset Sale will be closed on the last day of the calendar month in which the vote is obtained, or if that occurs in April 2005, the closing will occur on the date which is the later of April 30, 2005 or ten days after the vote is obtained.

The Asset Sale Agreement provides that it will be deemed effective as of January 1, 2005 (the “Effective Date”).

Assets to be Sold

The assets to be sold to RFH in the Asset Sale include substantially all of the Partnership’s assets (the “Sold Assets”), including:

o	the containers in the Partnership’s fleet as of the Effective Date, January 1, 2005 (the “Sale Containers”);

o	all of the Partnership’s right, title and interest in any lease to which a Sale Container is subject on the Effective Date;

o	all of the Partnership’s right, title and interest under any purchase agreement pursuant to which the Partnership acquired any of the Sale Containers, including warranties by the manufacturers or original sellers of the Sale Containers;

o	all payments which became due under leases known as Finance Leases, beginning on the Effective Date;

o	all proceeds from the Sale Containers accrued from and after the Effective Date, examples of which are rent payments, termination and casualty values, and insurance payments;

o	all security deposits collected and other obligations of a lessor under a lease of any Sale Container; and

o	all Partnership books, files, papers, correspondence, databases, records and other documents regarding any Sale Container that are maintained in the ordinary course of business.

RFH will not purchase the Partnership’s accounts receivable as of the Effective Date. The Partnership will endeavor to collect these receivables and distribute the proceeds as part of the distributions to the partners. The amount of those receivables as of December 31, 2004 was approximately $1,472,000, net of the allowance for doubtful accounts.

Purchase Price

RFH has agreed to pay a Base Purchase Price for the Sold Assets of $27,808,795 in cash, based on the agreed values for each type and year of manufacture of the Sale Containers in our fleet as of the Effective Date. The Base Purchase Price shall be adjusted on the Closing Date to the Final Purchase Price as follows:

o	increased by an amount equal to the net present value, arrived at by discounting on a monthly basis using a discount rate of 13% per year, the lease payments under the Finance Leases that are part of the Sold Assets;

o	decreased by the amounts recorded in accordance with our normal custom and practice on our books as accrued expenses and deferred revenues as of the Effective Date for each Sale Container;

o	decreased by the agreed value of each Sale Container that suffered a casualty prior to the Effective Date;

o	decreased by the amount of value ascribed to each Sale Container that has been estimated by us as not being recoverable from a lessor no longer entitled to possession of it; and

o	increased by interest on the Base Purchase Price, as adjusted, from February 28, 2005 through the Closing Date, at an annual rate of the British Bankers Association London Interbank Offered Rate (the “LIBOR rate”) plus three percent (3%). The LIBOR rate on January 10, 2005 was 2.44%.

Sources of Payment by RFH of the Final Purchase Price

RFH has entered into a loan agreement with Fortis Bank (Nederland) N.V., under which it has agreed, on the terms and conditions set forth in the loan agreement, to loan to RFH 75% of the funds to make the purchase of the assets covered by the Asset Sale Agreement with the Partnership and the five other Textainer Partnerships. The loan agreement requires, as a condition to the loan by Fortis Bank, that the three equity owners of RFH (see “Description of RFH’s Business,” page 14) to have made cash investments in RFH, on or before the Closing Date of the Asset Sale Agreement, in a total amount sufficient to pay the remaining 25% of the Final Purchase Price under each of the Asset Sale Agreements. The loan to and the cash from the equity investments in RFH will provide the sources for the full payment of the Final Purchase Price under the six Asset Sale Agreements.

Manner of Payment of the Final Purchase Price

On the Closing Date, RFH will pay to the Partnership by wire transfer of same day funds an amount equal to:

o	the Final Purchase Price; minus

o	five percent (5%) of the Final Purchase Price (the “Holdback Amount”).

Escrow of the Holdback Amount

The Holdback Amount will be deposited by RFH into an interest-bearing escrow account in the name of the Partnership with Ticor Title Company of California (the “Escrow Agent”), pursuant to an Escrow Agreement among RFH, the Partnership and the Escrow Agent. The Holdback Amount will be paid to the Partnership by the Escrow Agent, together with all interest that has accumulated on the Holdback Amount, promptly following the expiration of 105 days after the Closing Date, if no claim has been made by RFH during that period, pursuant to the indemnification provisions contained in the Asset Sale Agreement. If any unresolved claim exists at that time, the Holdback Amount, less the amount of any such claim, will be paid to the Partnership. When any such claim has been resolved, the balance in the escrow account, if any, will be paid to the Partnership.

Indemnification by the Partnership

The Partnership has agreed to indemnify, defend and hold harmless RFH from all losses, liabilities, claims, damages, settlements, judgments and expenses arising, directly or indirectly, from or in connection with:

o	any inaccuracy in or breach of any representation or warranty, or failure to perform by the Partnership under the Asset Sale Agreement or any related document, certificate or schedule delivered by the Partnership.

Except for claims that result from the fraud of the Partnership, all representations, warranties, covenants and obligations made by the Partnership in the Asset Sale Agreement expire at the end of the 105th day after the Closing Date. The obligation of the Partnership to indemnify RFH survives the Closing Date only as to any claim for indemnification made before the expiration of the 105-day period. Any claim not made by RFH during that period will be the sole responsibility of RFH, without recourse to the Partnership. After the Closing, the indemnification provisions are the only remedy that RFH may pursue. The Partnership has no obligations to indemnify RFH unless the aggregate amount that RFH would be entitled to receive from the indemnity exceeds $7,000, and, except for claims resulting from the fraud of the Partnership, is not greater than the Holdback Amount. Any unsettled claim remaining after the expiration of the 105-day period will be settled by arbitration in San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

Conditions to Closing

The obligations of RFH to purchase the Sold Assets and otherwise complete the Asset Sale are subject to satisfaction by the Partnership of the following conditions, unless they have been waived in writing by RFH:

o	the representations and warranties of the Partnership shall be materially true on and as of the Closing;

o	the Partnership shall have materially performed and complied with agreements that are required to be performed or complied with prior to the Closing;

o	the Partnership has delivered to RFH a certificate as to the fulfillment of certain conditions precedent to the Closing;

o	documents specified in the Asset Sale Agreement have been delivered to RFH;

o	the affirmative vote to the purchase and sale of the Sold Assets by a majority in interest of the limited partners of the Partnership has been obtained;

o	all other necessary permits, approvals, authorizations and consents of third parties, as set forth in the Seller Disclosure Schedule to the Asset Sale Agreement, have been obtained; and

o	no injunction or similar order of any court that prohibits the Asset Sale shall be in effect, nor any request for such an order be pending.

The obligations of the Partnership to sell the Sold Assets and otherwise to effect the Asset Sale are subject to the satisfaction by RFH of the following conditions, unless they have been waived in writing by the Partnership:

o	the representations and warranties of RFH shall be materially true on and as of the Closing;

o	RFH shall have materially performed and complied with its agreements required to be performed or complied with on or prior to the Closing, including payment of the Purchase Price;

o	RFH shall have delivered to the Partnership a certificate as to the fulfillment of certain conditions precedent to the Closing;

o	RFH shall have delivered the signed Management Agreement and all other documents reasonably requested by the Partnership prior to the Closing Date;

o	the Escrow Agreement shall have been signed by the Escrow Agent, the Partnership and RFH and delivered to the Partnership;

o	the affirmative vote of a majority in interest of the Partnership’s limited partners shall have been obtained;

o	all other necessary permits, approvals, authorizations and consents of third parties, as set forth in the Buyer Disclosure Schedule or Seller Disclosure Schedule to the Asset Sale Agreement, shall have been obtained; and

o	no injunction or similar order that prohibits the Asset Sale shall be in effect, nor any request for such an order be pending.

Termination of the Asset Sale Agreement

Unless the Closing has already occurred, the Asset Sale Agreement may be terminated by:

o	either the Partnership or RFH by 10-day written notice to the other after April 30, 2005, but only if the affirmative vote or consent of the majority in interest of the limited partners to the Asset Sale Agreement has not been obtained by April 30, 2005;

o	RFH upon the occurrence of an Event of Default by the Partnership or a failure of a condition precedent to RFH’s obligation to close; or

o	the Partnership upon the occurrence of an Event of Default by RFH or a failure of a condition precedent to the Partnership’s obligation to close.

Events of Default

The occurrence of any one or more of the following events is a material default of the Asset Sale Agreement by either RFH or the Partnership:

o	the failure to consummate the purchase and sale of the Sold Assets and the other transactions of the Asset Sale in violation of provisions of the Asset Sale Agreement; or

o	the failure to perform any of its other obligations under the Asset Sale Agreement, where such failure shall continue for a period of 10 days after delivery of written notice or demand from the other party; provided, however, that if more than 10 days are reasonably required to cure the failure, then the defaulting party shall not be deemed to be in default if it has, in good faith, commenced the cure within the 10 day period and thereafter diligently pursues the cure to completion prior to Closing.

Remedies for Default

If the Partnership defaults, RFH shall be entitled, as its exclusive remedy, to enforce the Asset Sale Agreement by a decree of specific performance. This is an order of a court of proper jurisdiction that requires the Partnership to fulfill its obligations under the Asset Sale Agreement.

If RFH defaults, Seller shall have all of its remedies at law and in equity, including without limitation, its actual damages and reimbursement of all of its expenses, including attorneys’, accountants’ and proxy solicitation fees and costs, incurred in obtaining the limited partners’ votes or consents to the Asset Sale Agreement.

Fees and Expenses

Whether or not the Asset Sale is consummated, each of the Partnership and RFH will bear all of its own expenses related to the preparation of the Asset Sale Agreement and the Asset Sale, with the exception of a default by RFH as described in the preceding paragraph.

Representations and Warranties

RFH’s principal representations and warranties are that:

o	it is a Bermuda company validly existing and in good standing under the laws of Bermuda and has all requisite organizational authority to enter into the Asset Sale Agreement and to consummate the transactions contemplated under it;

o	the Asset Sale Agreement and the performance by RFH thereunder have been duly authorized by RFH, and the Asset Sale Agreement is the legal, valid and binding obligation of RFH;

o	no consents by third parties are required;

RFH has entered into a loan agreement with Fortis Bank (Nederland) N.V., pursuant to which RFH will borrow funds needed to pay a portion of the Purchase Price, and after giving effect to those funds, RFH has the financial ability to consummate the purchase and sale under the Asset Sale Agreement; and

o	there are no legal proceedings pending or threatened against RFH that would adversely affect RFH’s ability to perform under the Asset Sale Agreement.

The Partnership’s principal representations and warranties are that:

o	the Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and has authority to enter into the Asset Sale Agreement and to consummate the transactions contemplated under it;

o	the Asset Sale Agreement and the performance by the Partnership thereunder have been duly authorized by the Partnership, and the Asset Sale Agreement is the legal, valid and binding obligation of the Partnership;

o	no consents by third parties are required;

o	there are no legal proceedings pending or threatened against the Partnership that would adversely affect the Partnership’s ability to perform under the Asset Sale Agreement;

o	the Partnership is the lawful and sole owner of the containers and other assets being sold and has good right and title to sell them to RFH;

o	the average age of the containers is 8.9 years, as of the execution date of the Asset Sale Agreement;

o	to the Partnership’s knowledge, the lease and management of the containers have complied with all applicable laws, orders or regulations;

o	the Partnership has filed all material tax returns required by law to have been filed by it with respect to any assets being sold and has paid all taxes, assessments and governmental charges owing with respect to the assets, except any that are being contested;

o	the containers conform to certain standards of specified international organizations, as of the time each container was built, for that category of container;

o	the sale and transfer to RFH of the assets will not violate the terms of any lease or other agreement;

o	the right, title and interest of the Partnership, with respect to each lease of containers, are assignable without the consent of any person;

o	all leases included in the sale were originated in accordance with existing credit and collection policy and in the ordinary course of business on behalf of the Partnership;

o	the net book values of the containers as of June 30, 2004, have been calculated in accordance with the depreciation policy set forth in the Asset Sale Agreement;

o	the Partnership has no knowledge of any event or condition affecting the leases to any of the 20 largest lessees, that is reasonably likely to materially and adversely affect the ability of the lessee to perform its lease obligations; and

o	the financial information set forth in each of the Partnership’s quarterly and annual reports to the Securities and Exchange Commission and the operating fleet statements provided by the Partnership fairly present the results of operations of the Partnership for the period represented by each report.

Covenants of RFH and the Partnership

o	Each agrees to use all reasonable efforts to fulfill or obtain fulfillment of the conditions that relate to it on or prior to the Closing.

o	The Partnership agrees to conduct solicitation of its limited partners for required affirmative votes of a majority in interest to the Asset Sale Agreement and Asset Sale, and RFH agrees to cooperate with the Partnership in the preparation of proxy solicitation materials for use in the proxy solicitation.

Summary of the Management Agreement

As a condition of the Closing, RFH will enter into an Equipment Management Services Agreement (the “Management Agreement”) with Textainer Equipment Management Limited (“TEM”), one of the general partners of the Partnership and the current equipment manager of the Textainer Partnerships. The Management Agreement is in substantially the same form and content as currently used for the management by TEM of container fleets for other owners and operators not affiliated with the Textainer companies or Textainer Partnerships. The Management Agreement will place all of the Sale Containers under the management of TEM.

The Management Agreement will go into effect on the Closing Date of the Asset Sale Agreement and continue in effect until the sale or disposition by TEM, pursuant to the Management Agreement, or destruction or loss, of all of the Sale Containers under the Asset Sale Agreement. TEM will act as agent for RFH to manage and administer the Sale Containers, arrange their leasing and enter into leases, in the same manner that TEM has been managing and administering the Sale Containers and their leasing for the Partnership prior to the Asset Sale.

The Management Agreement provides that RFH will pay the following fees to TEM for its services:

o	a monthly fee of 13% of the net operating income (“NOI”) from the Sale Containers under master leases; plus

o	a monthly fee of 9% of the NOI of containers under long-term leases; plus

o	a monthly fee of 2% of the proceeds from Finance Leases; plus

o	10% of the sale proceeds from the sale of any container, except for a sale to TEM or any affiliate of TEM or resulting from a casualty loss; plus

o	a fee of 2% of the cost of any additional containers where TEM has acted as the agent of RFH in the purchase of the containers.

The Management Agreement additionally provides, among other things, that either RFH or TEM may terminate the Management Agreement in the event of certain material breaches. TEM is permitted to subcontract its management duties to affiliates of TEM.

Because acceptance of a management agreement with TEM was one of the conditions to an acceptable bid during the bidding process and is one of the conditions to the Asset Sale Agreement, Mr. Ernest Furtado, senior vice president and chief financial officer for each of the corporations that are the general partners, prepared an internal analysis to compare the expected fees to be paid to the general partners of the Textainer Partnerships under the limited partnership agreements, if the Textainer Partnerships continued to operate, to the fees that would be paid to TEM under the Management Agreement with RFH.

The analysis was based on assumptions with regard to revenues of all six Textainer Partnerships, felt to be reasonable in light of present revenues from the Sold Containers, and estimates of future revenues. Taking into effect the sales of their container fleets by all six of the Textainer Partnerships, the analysis showed the net present value of estimated fees discounted at a risk adjusted rate to the general partners, assuming continued operations of the partnerships, of approximately $15,701,000, compared to approximately $15,085,000 to TEM under the new Management Agreement, a difference of $616,000 in favor of the general partners from continued operation of the Textainer Partnerships, and approximately 4% less to the general partners under the new Management Agreement. With respect to only Fund V, the analysis indicated that, without regard to the fees to be obtained from the other five of the Textainer Partnerships, the fees to TEM under the Management Agreement with RFH were estimated to be about $206,000 or 5% less than the general partners’ fees that could be expected from continued operation of the Partnership.

Risk Factors Associated with the Asset Sale Agreement

There are possible risks associated with the Asset Sale Agreement that you should consider, as follows:

o	The Asset Sale Agreement requires that we obtain the approval of the Asset Sale Agreement and the Asset Sale by a majority-in-interest of our limited partners, that is, limited partners who own a majority of our outstanding Units. This approval must be obtained not later than April 30, 2005, and we expect that to occur at the Special Meeting on March 21, 2005. However, if approval is not obtained on that date, and any adjournment of the Special Meeting that is approved under Proposal 3 extends beyond April 30, 2005, either RFH or we can terminate the Asset Sale Agreement in all respects. The Partnership does not intend to terminate the Asset Sale Agreement after April 30, 2005, so long as solicitation for proxies is continuing on that date and no vote has yet been taken on the Asset Sale or Asset Sale Agreement. RFH, however, would have the right to terminate the Asset Sale Agreement by written notice as of May 1, 2005, if the approval of the limited partners had not been obtained as required. We cannot state at this time with certainty that such approval will be obtained, even though the Special Meeting will be held on March 21, 2005, as scheduled.

o	The loan agreement between RFH and Fortis Bank, under which it is to provide funds sufficient to pay 75% of the Final Purchase Price to the Partnership and the five other Textainer Partnerships (see “Sources of Payment by RFH of the Final Purchase Price,” page 16), contains two conditions, among others, that possibly could result in the loan not being made on the Closing Date of the Asset Sale Agreement. These conditions are that (i) the Partnership shall have received the 25% of the Final Purchase Price that is to be paid in cash by RFH from investments in its stock by its three equity owners; and (ii) there shall have been no material adverse change with respect to RFH, TEM, or the performance of the containers being sold to RFH by the Partnership, from December 15, 2004 to the Closing Date of the Asset Sale Agreement. While the general partners do not anticipate that any event will occur to cause the loan to RFH not to be made, there is no certainty of it. Without the loan, the Asset Sale could not be completed.

DESCRIPTION OF THE HISTORY AND PRICING OF THE ASSET SALE

Background to the Asset Sale

The Partnership is one of six publicly-held limited partnerships that are managed by the general partners, which are three companies that are part of the Textainer Group. These six limited partnerships, which are called the “Textainer Partnerships” in this Proxy Statement, were formed between 1987 and 1995. Each of them conducted a public offering of its limited partnership units. The total initial capital raised was approximately $492,682,000. The Partnership conducted its public offering from May 1994 to April 1996, and raised initial capital of $89,305,260. In addition to the Partnership, which is sometimes referred to as “Fund V,” the other five Textainer Partnerships are TCC Equipment Income Fund (Fund I) and Textainer Equipment Income Funds II, III, IV and VI. The last of the public offerings was by Fund VI, from May 1996 to April 1997.

All of the Textainer Partnerships conduct the same business: they purchase, own, operate, lease and sell steel cargo containers used by international shipping lines.

The Textainer Partnerships are all finite-life business entities, having been formed with a term of 20 to 21 years. The Partnership has a scheduled termination at the end of the year 2014. The original business plan of each of the Textainer Partnerships called for it to begin permanently reducing the size of its fleet of containers during or after its ninth or tenth full year of operations following the end of its public offering. Designated by the general partners as the “liquidation phase,” this component of the business plan was based primarily on the expected useful lives of the steel shipping containers that were originally purchased by each of the Textainer Partnerships.

In the case of the Partnership, which was formed in 1993 and ceased its public offering in 1996, it would enter into its liquidation phase in 2006. From that time, the Partnership would no longer add to its container fleet. As its containers reached or neared the end of their normal 12-year useful lives during the liquidation phase, or the general partners decided that their sale was then warranted based on market conditions and the containers’ ages, locations and condition, the Partnership would be selling its containers and not replacing them with newly purchased containers. Eventually, through this phased liquidation, the Partnership would sell all of its container fleet and then begin its final dissolution and winding up of its business.

To date, the four Textainer Partnerships now in their liquidation phase (Funds I, II, III and IV) have sold containers one by one, rather than in larger transactions. The Partnership and Fund VI, being the youngest of the six, would normally enter into their respective liquidation phases in 2006 and 2007, respectively. The Asset Sale that is proposed will accelerate liquidation, dissolution and winding up of each of the Textainer Partnerships, if the approval of a majority in interest of the limited partners of each of the six partnerships is obtained.

The container leasing business is highly cyclical and affected by many international business, financial, competitive and political conditions. In the first and second quarters of the year 2004, the general partners of the Textainer Partnerships observed that the container utilization levels of the leasing market had reached record highs. They concluded that this would likely provide an opportunity for the four Textainer Partnerships that had already entered their liquidation phases and the two that had not yet entered their liquidation phase to sell their remaining container fleets, at a time when interest from prospective buyers would be expected to be high. Because of the cyclical nature of the business, it was not known how long the record highs in container usage would continue. At the date of this Proxy Statement, usage levels remain high.

The Investment Advisory Committee

The board of directors of Textainer Group Holdings Limited, which is the umbrella company of the Textainer Group and is sole owner of the companies that are the general partners of the Textainer Partnerships, created an Investment Advisory Committee (the “IAC”), comprised of six persons who are either present executive officers, directors or senior managers of Textainer companies. These persons have extensive and varied experience in various aspects of the container leasing business, with both Textainer and other leasing companies. The IAC was created at the time of the formation of the first of the Textainer Partnerships to review and advise the general partners of the Textainer Partnerships on operational and financial aspects concerning the Textainer Partnerships. Regular meetings of the IAC are normally held every three months; special meetings have been held at other times.

At its quarterly review meeting in November 2003, the IAC considered whether Fund I, being the oldest of the Textainer Partnerships and in its liquidation phase for about five years, should continue its phased liquidation or seek a single buyer of its remaining assets. Twice previously Fund I had prepared an information package for the sale of its then-remaining assets and sought prospective buyers. Prices offered by interested buyers at that time were not at acceptable levels, and since market conditions for container sales had not significantly improved since those previous offers, the IAC concluded that no re-offer by Fund I or offers by the other Textainer Partnerships in liquidation would be useful at that time.

The 2004 Offer of the Fund I Container Fleet

In the first quarter of 2004, an unsolicited inquiry from a charitable trust in South Africa was received regarding possible purchase of the assets of Fund I. At the IAC quarterly review meeting in March 2004, the IAC noted the inquiry and recommended responding to the inquiry in order to test the market, with an updated information package providing data on Fund I’s assets, container usage and results of operations as of December 31, 2003. This information package was sent to the inquiring trust and to eight other potential buyers that were known to the general partners through their wide network of industry contacts. These potential buyers included financial institutions, investment bankers and individuals involved in the container leasing business. Two of these potential buyers later became associated with RFH under the present Asset Sale.

The Bidding for the Fund I Container Fleet

By the time of the regular quarterly review meeting of the IAC in early May 2004, bids for the purchase of the assets of Fund I had been received from four potential buyers, of the eight to whom the December 2003 information package was sent. Mr. Furtado prepared for the IAC at that meeting an analysis of the bids received and the pros and cons of selling the assets of Fund I at that time. These matters were reviewed by the IAC, as well as the fact that most of the parties who had expressed an interest in Fund I also inquired about whether the assets of the other Textainer Partnerships could be purchased. The IAC and the general partners realized that there was an opportunity to sell the assets of all of the Textainer Partnerships at a time when the market was very favorable.

The May 2004 Decision To Seek Bids for the Assets of All Textainer Partnerships

For the May 2004 IAC meeting, Mr. Furtado had prepared a cash flow forecast for Fund I’s assets which showed that based on his assumptions, discounting the expected annual cash flows at a risk adjusted rate would result in a net present value of the assets equal to the highest bid. The analysis also showed that the highest bid would provide results to the limited partners and the general partners approximately equal to the net present value of continuing to operate the Fund I container fleet, after applying an appropriate discount rate for market risk, but without the risks associated with continued operations. The IAC discussed the market conditions, reviewed the bids for Fund I’s assets and Mr. Furtado’s analysis and agreed to consider accepting the highest bid, subject to evidence of the ability of the bidder to finance the purchase. Following this, the high bidder failed to satisfy the general partners of its ability to finance the bid price and the proposed sale was abandoned.

One condition to the bidding for the Fund I container fleet was acceptance by the bidders of a management contract between the ultimate purchaser and TEM, one of the general partners. In light of that condition, the IAC asked Mr. Furtado to prepare an analysis comparing the fees to the general partners under the Fund I limited partnership agreement to the fees that would be earned under the new management agreement, to insure that the sale of the assets to a new owner and under a new management agreement would not be more advantageous to the general partners than continuing to operate the Fund I container fleet under the limited partnership agreement. This analysis was prepared and submitted to the IAC.

The analysis was based on assumptions with regard to revenues of all six Textainer Partnerships, felt to be reasonable in light of present revenues from the container fleets and estimates of future revenues. Taking into effect the sales of their container fleets by all six of the Textainer Partnerships, the analysis showed the net present value of estimated fees to the general partners discounted at a risk adjusted rate, assuming continued operations of the partnerships, of approximately $15,701,000, compared to approximately $15,085,000 to TEM under the new Management Agreement, a difference of $616,000 in favor of the general partners from continued operation of the Textainer Partnerships, and approximately 4% less to the general partners under the new Management Agreement. With respect to only Fund V, the analysis indicated that, without regard to the fees to be obtained from the other five of the Textainer Partnerships, the fees to TEM under the new Management Agreement were estimated to be about $206,000 or 5% less than the general partners’ fees that could be expected from continued operation of the Partnership.

The IAC decided in May 2004 to seek bids for the container fleets of all Textainer Partnerships. Mr. Furtado prepared an information package for the offer to potential buyers of the container fleets of all six of the Textainer Partnerships. Additionally, in May 2004, the IAC decided to conduct a study to establish a minimum price for an offering of the container fleets of Fund I and each of the five other Textainer Partnerships, to avoid having any potential buyer submit a bid that would not be considered. An analysis was prepared for each type of container, based upon its age and an estimated useful life of twelve years for new containers. The analysis also made estimates of future cash flows from operations and from normal individual sales of used containers. The study was completed and made available to the IAC at its June 2004 meeting.

The June 2004 IAC Meeting

On June 4, 2004 the IAC met to establish a minimum price for the container fleets of all the Textainer Partnerships for sale and provide this minimum price to all parties who received an information package sent in May 2004. Mr. Furtado presented an analysis prepared for the meeting giving the estimates of cash flows expected from each of the partnerships, with information that summarized the cash flows at several discount rates. The committee reviewed these cash flow estimates and discussed the need to apply a discount rate to establish the current value and minimum price for each of the six container fleets. The IAC concluded that the discount rate should reflect the inherent market risk in the projections of cash flows, due to the highly cyclical nature of the shipping container leasing business, and the uncertainty regarding future cash flows, due to the container fleets having more than one-half of their containers held by lessees under short-term master leases.

The IAC discussed the computation of minimum prices for the offering for bids for the container fleets and agreed on a risk adjusted discount rate to apply to the projections of cash flows for that purpose, which would allow for a potential downturn in the market cycle and consequent risk to buyers. This would establish a minimum acceptable price for each of the six Textainer Partnerships’ container fleets and should allow an acceptable return to a buyer. The minimum price for the Partnership’s container fleet, based on the March 31, 2004 container fleet, was $28,480,000. The minimum prices for all six of the Textainer Partnerships were sent as an addendum to the May 2004 information package.

Reasons for the Asset Sale

The committee agreed that there were several reasons to offer all of the Textainer Partnership container fleets for sale at this time, including the following:

o	Market conditions have resulted in historically high levels of demand, which increases the attractiveness of the container fleets to prospective buyers.

o	Selling now avoids having to liquidate assets under time constraints and uncertain market conditions in future years due to expiration of the normal lives of the Textainer Partnerships.

o	As container fleets are regularly reduced during the normal liquidation phase of each of the Textainer Partnerships, overhead costs of the management and administration of the containers and the partnerships increasingly will be borne by fewer and fewer containers under lease, adversely affecting the cash flows to the Partnership and distributions to partners.

o	Substantial increases in financial statement auditing fees for the Textainer Partnerships will begin in 2005, because of the increased auditor duties and responsibilities mandated by the Sarbanes-Oxley Act of 2002. Because auditing fees are borne by all Textainer Partnerships, as each of the partnerships liquidates its assets under its business plan, dissolves and terminates its existence, these costs will be disproportionately borne by the partnerships that remain in existence and eventually will be borne solely by Fund VI, the youngest partnership. The increased compliance costs have been estimated by the general partners for all of the Textainer Partnerships at approximately $180,000 each fiscal year, which would be approximately 91% greater than fees expected for 2004. The Partnership would bear its proportionate share of that additional cost.

Highest Bid Accepted

Following the distribution of the information package and the minimum price addendum to eight potential buyers that had been identified by the general partners, bids above the minimum prices were received from three interested buyers for substantially all the assets of all of the Textainer Partnerships. The highest bid was received as a joint bid from two bidders that subsequently joined with a third entity to form RFH under the Asset Sale. The managing general partner for each of the six Textainer Partnerships then entered into a letter of intent to sell to RFH in the Asset Sale. The accepted bid for the Partnership was $30,378,077, which exceeded the next highest bid by 3.2%.

The Asset Sale Base Purchase Price

The bid by RFH assumed a sale that would be effective as of July 1, 2004. The approval of the Asset Sale by a majority in interest of the limited partners of the Partnership is a condition to the Asset Sale by RFH. Since the Special Meeting of the Limited Partners where limited partners are to vote on the Asset Sale is expected to be held in March or April 2005, the managing general partners of the Textainer Partnerships agreed with RFH to use January 1, 2005 as the revised effective date of the Asset Sale for the purpose of establishing the Base Purchase Price for each partnership. This revision resulted in adjustments in the number of containers to be purchased and the value of each container by type and year of manufacture to be purchased. These adjustments resulted in a corresponding reduction in the Base Purchase Price (“First Adjusted Price” in the table below). Reductions in the number of containers in the inventories are due to sales of containers from time to time in the ordinary course of each of the Textainer Partnership’s business from July 1, 2004 to January 1, 2005. Reductions in the value of each container by type and year of manufacture are due to lower anticipated cash flows resulting from the six month delay in the effective date of the Asset Sale.

The Partnership will retain all cash provided by operating activities and ordinary sales of containers between July 1, 2004 and the Effective Date of January 1, 2005. For the period from July 1, 2004 through December 31, 2004, this amount was approximately $5,581,000. The general partners estimate that the final Base Purchase Price, plus the cash received by the Partnership from operating activities and normal sales of containers from July 1, 2004 through December 31, 2004 will exceed the First Adjusted Price by approximately $3,297,000.

The need for the Special Meeting, expected to occur in March or April 2005, will result in the Asset Sale being closed on a later date in 2005, following the Special Meeting, if the approval of the limited partners is given. The Asset Sale Agreement provides that the approval may occur up to and including April 30, 2005. The Base Purchase Price for the Partnership’s assets to be sold as set forth in the Asset Sale Agreement is $27,808,795 (the “Second Adjusted Price for Asset Sale Agreement” in the table below), subject to adjustment for any additional changes in the number of containers. For the period beginning February 28,

2005 and ending on the closing date of the Asset Sale, RFH has agreed to pay the Partnership and the other Textainer Partnerships that enter into the Asset Sale, in addition to the Base Purchase Price, interest on the Base Purchase Price equal to the LIBOR rate, plus 3% per annum. The LIBOR rate was 2.44% on January 10, 2005.

Table of Pricing the Asset Sale

Pricing Event	Amount	Assumptions Used
Minimum Price for Bidding	$28,480,000	3/31/04 inventory of containers

Highest Bid Price (accepted by Letter of Intent)	$30,378,077	3/31/04 inventory of containers

First Adjusted Price	$29,956,272	7/1/04 inventory of containers and
		7/1/04 effective date of Asset Sale

Second Adjusted Price for	$27,808,795[1]	1/1/05 effective date of pricing of
Asset Sale Agreement		Asset Sale using 11/30/04 inventory

Final Base Purchase Price in	$27,672,079	1/1/05 effective date of pricing of
Asset Sale Agreement		Asset Sale using 1/1/05 inventory[2]

[1] Does not include approximately $5,581,000 cash that it is estimated will be retained by the Partnership from its operations and container sales between July 1, 2004 to the Effective Date of January 1, 2005.

[2] The Partnership will continue to operate its container business up to the date of closing of the Asset Sale. This must occur not later than May 10, 2005. If the limited partners approve the Asset Sale and the sale is completed, cash generated from operations and container sales from January 1, 2005 will belong to RFH. Should the Asset Sale not be approved or completed, these amounts will belong to the Partnership. In normal operations, the number of containers in inventory declines from time to time, as containers are sold in the normal course of business and not replaced.

PAST CONTACTS, TRANSACTIONS AND NEGOTIATIONS BETWEEN THE PARTNERSHIP AND RFH

RFH is a recently formed Bermuda company, whose three owners are FB Aviation & Intermodal Finance Holdings, B.V., an investment arm of Fortis Bank (Nederland) N.V. (“Fortis Bank”), a Netherlands corporation whose principal office is in Rotterdam, Netherlands; Hakman Capital Corporation (“Hakman”), a California corporation whose office is in Burlingame, California; and P&R Equipment and Finance Corporation (“P&R”), a Swiss corporation located in Zug, Switzerland.

The general partners of the Textainer Partnerships have had prior contacts and business transactions with Fortis Bank, Hakman and P&R. An affiliate of Fortis Bank is the owner of approximately 20% of one of the Textainer companies, Textainer Marine Containers Limited, a Bermuda company, which is approximately 80% owned by Textainer Limited, one of the general partners of the Textainer Partnerships. Hakman is the general partner of Intermodal Partners, for which TEM, a general partner of the Textainer Partnerships, manages a fleet of containers under a management contract with Intermodal Partners. TEM also manages a fleet of containers owned by P&R, under a management agreement in which Hakman is the agent for P&R. When Fund I sought bids from potential buyers for its container fleet in March 2004, the information package describing the assets being offered was sent, among other potential buyers, to Hakman and Fortis Bank.

In May 2004, when the bids for only Fund I’s assets were being considered, the general partners determined that bids should be sought for the container fleets of all six of the Textainer Partnerships.

Among the potential buyers to whom the offers by all the Textainer Partnerships were made were Fortis Bank and Hakman. As a consequence of the prior relationships, the general partners knew that Fortis Bank and Hakman were knowledgeable about and experienced in the container leasing industry and would be likely to be at least interested in purchasing the container fleets and other assets of the Textainer Partnerships and, if they purchased the containers, in having TEM as manager for those containers for their remaining useful life.

Following the date in June 2004 of the close of the bidding, those two companies submitted, as joint bidders, the highest bids for each Textainer Partnership, which were subsequently accepted by the six Textainer Partnerships, after it was established that each bid was the highest bid of three bids received. Subsequent to that P&R joined with Fortis Bank and Hakman to enter into an agreement in principle with the Textainer Partnerships for the purchase of substantially all of their assets.

In July 2004 a letter of intent for the purchase of the assets of the six Textainer Partnerships was entered into among the Textainer Partnerships, Fortis Bank, Hakman and P&R, who were jointly the buyers under the letter of intent. The three corporations subsequently formed RFH, Ltd., a Bermuda company. One of the conditions to the bidding and to the Asset Sale Agreement is the execution of management agreements between RFH, Ltd. and TEM for the management of the container fleets being sold (see “Summary of the Management Agreement,” page 20).

RECOMMENDATION OF THE GENERAL PARTNERS

The discussion above of the information and factors considered by the IAC and the general partners is not intended to be exhaustive, but does include the material factors considered. In view of the complexity and wide variety of information and factors considered by the IAC and the general partners, it is not practical to quantify, rank, or otherwise assign relative or specific weights to the factors considered.

In addition, the IAC and general partners did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the IAC and general partners conducted an overall analysis of the factors described above, including discussions with management and legal, financial and accounting advisors.

In considering the factors described above, individual members of the IAC and officers and directors of the general partner corporations may have given different weight to different factors. The persons involved considered all of these factors in totality and concluded, on the whole, such factors supported their determination to approve the Asset Sale and recommend approval of the Asset Sale Proposal.

After taking into consideration all of the factors set forth above, the general partners concluded that the Asset Sale Proposal is fair to, and in the interest of, the Partnership and its limited partners, and that the Partnership should proceed with the Asset Sale and the transactions set forth in the Asset Sale Proposal.

AFTER THE ASSET SALE: DISSOLUTION OF THE PARTNERSHIP AND WINDING UP OF ITS AFFAIRS

Transactions That Are Part of the Asset Sale Proposal

The Asset Sale, when approved by our limited partners and completed, will result in the sale of substantially all of our assets, in anticipation of the termination of the Partnership’s business, its formal dissolution under the California Revised Limited Partnership Act, and subsequent final winding up of the Partnership’s affairs by the Managing General Partner.

Distributions of Cash to the Limited Partners from the Asset Sale

The Managing General Partner expects to distribute the net proceeds from the Asset Sale, with any previously undistributed cash generated from operations and proceeds from normal sales of containers prior to the Effective Date of January 1, 2005, in two payments. Within approximately 30 days after the Closing

Date of the Asset Sale Agreement, which at the latest would be May 10, 2005, the Managing General Partner will make the first distribution to partners of the proceeds of the Asset Sale, other than the 5% Holdback Amount, and less estimated expenses of the Partnership likely to be incurred during the winding up of the Partnership’s affairs. These expenses will be in the category of (i) professional fees for remaining financial and tax reporting; (ii) general and administrative costs incurred by the Managing General Partner and allocated to the Partnership, such as telephone services, communicating with limited partners, staff salaries; and (iii) services under contract to outside sources.

When the amount remaining in the escrowed Holdback Amount is paid to the Partnership by the Escrow Agent, approximately 105 days after the Closing Date of the Asset Sale Agreement, using May 10, 2005 as the latest possible Closing Date, the Managing General Partner intends to make a second distribution of cash to the limited partners of the Holdback Amount received from the Escrow Agent, plus any previously undistributed cash from operations and normal sales of containers plus or minus any amount that may result from adjustment to the previously estimated fees to complete the winding up of the Partnership’s affairs. The Managing General Partner expects this second cash distribution to be made within 30 days after release to the Partnership of the Holdback Amount, which would be approximately August 23, 2005, using May 10, 2005 as the Closing Date. We currently estimate the final two distributions will total between $7.10 and $8.10 per unit, based on certain assumptions, including the receipt of the entire 5% Holdback Amount.

Dissolution of the Partnership and Winding Up of Its Affairs

Following release of the Holdback Amount to the Partnership and the payment of all remaining expenses of winding up, the Managing General Partner intends to file with the California Secretary of State a Certificate of Dissolution, which will legally terminate the Partnership for any purposes other than completion of the final winding up of the Partnership’s affairs. The filing date of the Certificate of Dissolution will constitute the legal dissolution date of the Partnership. It is expected that this will occur in the third or fourth quarter of 2005.

When the Partnership’s tax advisors have completed the final Schedule K-1s for the 2005 tax year, they will be distributed to the limited partners in early 2006 and the Partnership’s tax return will be filed, the winding up by the Managing General Partner will be fully completed, and the Partnership will file with the California Secretary of State a Certificate of Cancellation, which effects a cancellation of the Certificate of Limited Partnership and terminates any liability of the Partnership for any California tax as a limited partnership.

NO REGULATORY APPROVALS NEEDED

There are no federal or state regulatory approvals that must be obtained in connection with the Asset Sale.

NO OUTSIDE REPORTS, OPINIONS OR APPRAISALS

The general partners have not obtained or sought any outside report, opinion or appraisal of the terms of or relating to the Asset Sale.

NO DISSENTERS’ RIGHTS

There are no dissenters’ rights or other rights of appraisal in connection with the Asset Sale provided to any limited partners under the limited partnership agreement or the California Revised Limited Partnership Act, which is the law applicable to the Asset Sale and the Asset Sale Proposal.

LEGAL PROCEEDINGS

There are no legal proceedings involving the Partnership or its general partners.

SELECTED FINANCIAL DATA OF THE PARTNERSHIP FOR FIVE PRIOR YEARS

	(Amounts in thousands except for per unit amounts)
	Years Ended December 31,
	2003	2002	2001	2000	1999
Rental income	$11,301	$9,600	$10,169	$12,584	$12,031
Income (loss) from operations	$1,015	$(526)	$37	$3,143	$1,100
Net earnings (loss)	$1,028	$(512)	$108	$3,278	$1,171
Net earnings (loss) per unit of limited partner interest	$0.22	$(0.12)	$0.01	$0.72	$0.25
Distributions per unit of limited partner interest	$1.00	$1.00	$1.23	$1.40	$1.45
Distributions per unit of limited partner interest representing return of capital	$0.78	$1.00	$1.22	$0.68	$1.20
Total assets	$43,239	$46,236	$51,721	$57,638	$60,224

SUPPLEMENTARY QUARTERLY FINANCIAL INFORMATION OF THE PARTNERSHIP FOR THE FIRST THREE QUARTERS OF 2004 AND FISCAL YEARS 2003 AND 2002

	(Amounts in thousands)
	2004 Quarters Ended
	Mar. 31	June 30	Sept. 30
Rental income	$2,922	$2,913	$3,047
Income (loss) from operations (1)	$194	$(6,135)	$1,499
Net earnings (loss)	$197	$(6,131)	$1,509
Limited partners’ share of net earnings (loss)	$186	$(6,135)	$1,498
Limited partners’ share of distributions	$1,099	$1,098	$1,098

	2003 Quarters Ended
	Mar. 31	June 30	Sept. 30	Dec. 31
Rental income	$2,940	$2,787	$2,765	$2,809
Income from operations (2)	$447	$63	$64	$441
Net earnings	$450	$66	$67	$445
Limited partners’ share of net earnings	$439	$56	$56	$435
Limited partners’ share of distributions	$1,107	$1,105	$1,104	$1,102

	2002 Quarters Ended
	Mar. 31	June 30	Sept. 30	Dec. 31
Rental income	$2,095	$2,127	$2,548	$2,830
(Loss) income from operations	$(360)	$(455)	$(97)	$386
Net (loss) earnings	$(356)	$(450)	$(94)	$388
Limited partners’ share of net (loss) earnings	$(366)	$(460)	$(104)	$377
Limited partners’ share of distributions	$1,112	$1,111	$1,111	$1,109

(1)	Loss reported for quarter ended June 30, 2004 was primarily due to a write-down of the carrying value of certain containers of $6,135 to their estimated sale price.

(2)	In the fourth quarter, the Partnership reduced it’s estimate for recovery costs as a result of defaults under it’s leases that it expects to incur, which are in excess of estimated insurance proceeds. The adjustment resulted in a decrease of $141 in depreciation expense.

AUDITED FINANCIAL STATEMENTS OF THE PARTNERSHIP

Independent Auditors’ Report

The Partners
Textainer Equipment Income Fund V, L.P.:

We have audited the accompanying balance sheets of Textainer Equipment Income Fund V, L.P. (a California limited partnership) as of December 31, 2003 and 2002, the related statements of operations, partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Textainer Equipment Income Fund V, L.P. as of December 31, 2003 and 2002, and the results of its operations, partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

San Francisco, California
February 19, 2004

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Balance Sheets

December 31, 2003 and 2002
(Amounts in thousands)

	2003	2002
Assets
Container rental equipment, net of accumulated depreciation of $41,500 (2002: $36,675) (note 1(e))	$39,346	$42,854
Cash	1,376	976
Accounts receivable, net of allowance for doubtful accounts of $157 (2002: $134)	2,241	2,271
Due from affiliates, net (note 2)	243	110
Prepaid expenses	33	25

	$43,239	$46,236

Liabilities and Partners’ Capital
Liabilities:
Accounts payable	$253	$227
Accrued liabilities	270	277
Accrued damage protection plan costs (note 1(j))	388	252
Container purchases payable	507	—
Deferred damage protection plan revenue (note 1(k))	175	175
Deferred quarterly distributions (note 1(g))	60	57

Total liabilities	1,653	988

Partners’ capital:
General partners	20	24
Limited partners	41,566	45,224

Total partners’ capital	41,586	45,248

	$43,239	$46,236

See accompanying notes to financial statements

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Statements of Operations

Years ended December 31, 2003, 2002 and 2001
(Amounts in thousands except for unit and per unit amounts)

	2003	2002	2001
Rental income	$11,301	$9,600	$10,169

Costs and expenses
Direct container expenses	3,079	3,270	3,700
Bad debt expense (benefit)	65	37	(5)
Depreciation (note 1(e))	5,480	5,210	4,793
Professional fees	34	57	32
Management fees to affiliates (note 2)	975	834	935
General and administrative costs to affiliates (note 2)	547	532	536
Other general and administrative costs	74	198	131
Loss (gain) on sale of containers (note 1(e))	32	(12)	10

	10,286	10,126	10,132

Income (loss) from operations	1,015	(526)	37

Interest income	13	14	71

Net earnings (loss)	$1,028	$(512)	$108

Allocation of net earnings (loss) (note 1(g)):
General partners	$42	$41	$52
Limited partners	986	(553)	56

	$1,028	$(512)	$108

Limited partners’ per unit share of net earnings (loss)	$0.22	$(0.12)	$0.01

Limited partners’ per unit share of distributions	$1.00	$1.00	$1.23

Weighted average number of limited partnership units outstanding (note 1(l))	4,415,984	4,441,722	4,452,143

See accompanying notes to financial statements

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Statements of Partners’ Capital

Years ended December 31, 2003, 2002 and 2001
(Amounts in thousands)

	Partners’ Capital
	General	Limited	Total
Balances at December 31, 2000	$35	$55,843	$55,878
Distributions	(58)	(5,492)	(5,550)
Redemptions (note 1(m))	—	(55)	(55)
Net earnings	52	56	108

Balances at December 31, 2001	29	50,352	50,381

Distributions	(46)	(4,443)	(4,489)
Redemptions (note 1(m))	—	(132)	(132)
Net earnings (loss)	41	(553)	(512)

Balances at December 31, 2002	24	45,224	45,248

Distributions	(46)	(4,418)	(4,464)
Redemptions (note 1(m))	—	(226)	(226)
Net earnings	42	986	1,028

Balances at December 31, 2003	$20	$41,566	$41,586

See accompanying notes to financial statements

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Statements of Cash Flows

Years ended December 31, 2003, 2002 and 2001
(Amounts in thousands)

	2003	2002	2001
Cash flows from operating activities:
Net earnings (loss)	$1,028	$(512)	$108
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities
Depreciation (note 1(e))	5,480	5,210	4,793
Increase (decrease) in allowance for doubtful accounts	23	(20)	(51)
Loss (gain) on sale of containers	32	(12)	10
Decrease (increase) in assets:
Accounts receivable	24	(254)	734
Due from affiliates, net	(74)	41	313
Prepaid expenses	(8)	(13)	(1)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	19	(207)	(21)
Deferred damage protection plan revenue	—	(8)	183
Accrued damage protection plan costs	136	49	(193)

Net cash provided by operating activities	6,660	4,274	5,875

Cash flows from investing activities
Proceeds from sale of containers	399	471	503
Container purchases	(1,972)	(187)	(1,670)

Net cash (used in) provided by investing activities	(1,573)	284	(1,167)

Cash flows from financing activities:
Redemptions of limited partnership units	(226)	(132)	(55)
Distributions to partners	(4,461)	(4,488)	(5,577)

Net cash used in financing activities	(4,687)	(4,620)	(5,632)

Net increase (decrease) in cash	400	(62)	(924)
Cash at beginning of period	976	1,038	1,962

Cash at end of period	$1,376	$976	$1,038

See accompanying notes to financial statements

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Statements of Cash Flows — Continued

Years ended December 31, 2003, 2002 and 2001
(Amounts in thousands)

Supplemental Disclosures:

Supplemental schedule of non-cash investing and financing activities:

The following table summarizes the amounts of container purchases, distributions to partners and proceeds from sale of containers which had not been paid or received by the Partnership as of December 31, 2003, 2002 and 2001, resulting in differences in amounts recorded and amounts of cash disbursed or received by the Partnership, as shown in the Statements of Cash Flows.

	2003	2002	2001
Container purchases included in:
Due to affiliates	$19	$—	$24
Container purchases payable	507	—	—

Distributions to partners included in:
Due to affiliates	3	3	5
Deferred quarterly distributions	60	57	54

Proceeds from sale of containers included in:
Due from affiliates	128	50	81

The following table summarizes the amounts of container purchases, distributions to partners and proceeds from sale of containers recorded by the Partnership and the amounts paid or received as shown in the Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001.

	2003	2002	2001
Container purchases recorded	$2,498	$163	$1,331
Container purchases paid	1,972	187	1,670

Distributions to partners declared	4,464	4,489	5,550
Distributions to partners paid	4,461	4,488	5,577

Proceeds from sale of containers recorded	477	440	481
Proceeds from sale of containers received	399	471	503

The Partnership has entered into direct finance leases, resulting in the transfer of containers from container rental equipment to accounts receivable. The carrying values of containers transferred during the years ended December 31, 2003, 2002 and 2001 were $17, $58 and $31, respectively.

See accompanying notes to financial statements

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes to Financial Statements

Years ended December 31, 2003, 2002 and 2001
(Amounts in thousands except for unit and per unit amounts)

Note 1. Summary of Significant Accounting Policies

(a) Nature of Operations

Textainer Equipment Income Fund V, L.P. (TEIF V or the Partnership), a California limited partnership, with a maximum life of 20 years, was formed on July 15, 1993. The Partnership was formed to engage in the business of owning, leasing and selling both new and used equipment related to the international containerized cargo shipping industry, including, but not limited to, containers, trailers and other container-related equipment. TEIF V offered units representing limited partnership interests (Units) to the public from May 1, 1994 until April 29, 1996, the close of the offering period, when a total of 4,465,263 Units had been purchased for a total of $89,305.

Textainer Capital Corporation (TCC) is the managing general partner of the Partnership. Textainer Equipment Management Limited (TEM) and Textainer Limited (TL) are associate general partners of the Partnership. The managing general partner and the associate general partners are collectively referred to as the General Partners and are commonly owned by Textainer Group Holdings Limited (TGH). The General Partners also act in this capacity for other limited partnerships. The General Partners manage and control the affairs of the Partnership.

(b) Basis of Accounting

The Partnership utilizes the accrual method of accounting. Revenue is recorded when earned according to the terms of the container rental contracts. These contracts are classified as operating leases or direct finance leases based on the criteria of Statement of Financial Accounting Standards No. 13: “Accounting for Leases.”

(c) Critical Accounting Policies and Estimates

Certain estimates and assumptions were made by the Partnership’s management that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Partnership’s management evaluates its estimates on an on-going basis, including those related to the container rental equipment, accounts receivable, and accruals.

These estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments regarding the carrying values of assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

The following critical accounting policies are used in the preparation of its financial statements.

The Partnership maintains allowances for doubtful accounts for estimated losses resulting from the inability of its lessees to make required payments. These allowances are based on management’s current assessment of the financial condition of the Partnership’s lessees and their ability to make their required payments.

The Partnership depreciates its container rental equipment based on certain estimates related to the container’s useful life and salvage value. Additionally, the Partnership writes down the value of its containers if an evaluation indicates that the recorded amounts of containers are not recoverable based on estimated future undiscounted cash flows and sales prices. These estimates are based upon historical useful lives of containers and container sales prices as well as assumptions about future demand for leased containers and estimated sales prices.

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes to Financial Statements — Continued

(d) Fair Value of Financial Instruments

In accordance with Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” the Partnership calculates the fair value of financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the book value of those financial instruments. At December 31, 2002 and 2001, the fair value of the Partnership’s financial instruments (cash, accounts receivable and current liabilities) approximates the related book value of such instruments.

(e) Container Rental Equipment

Container rental equipment is recorded at the cost of the assets purchased, which includes acquisition fees, less accumulated depreciation charged. Through June 30, 2002, depreciation of new containers was computed using the straight-line method over an estimated useful life of 12 years to a 28% salvage value. Used containers were depreciated based upon their estimated remaining useful life at the date of acquisition (from 2 to 11 years). Effective July 1, 2002, the Partnership revised its estimate for container salvage value from a percentage of equipment cost to an estimated dollar residual value, reflecting current expectations of ultimate residual values. The effect of this change for the year ended December 31, 2002 was an increase to depreciation expense of $418. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the equipment accounts and any resulting gain or loss is recognized in income for the period.

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144), the Partnership periodically compares the carrying value of its containers to expected future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds expected future cash flows, the assets are written down to estimated fair value. In addition, containers identified for sale are recorded at the lower of carrying amount or fair value less cost to sell.

The Partnership evaluated the recoverability of the recorded amount of container rental equipment for containers to be held for continued use as well as for containers identified for sale in the ordinary course of business. Based on this evaluation, the Partnership determined that reductions to the carrying value of these containers were not required during the years ended December 31, 2003, 2002 and 2001.

(f) Nature of Income from Operations

Although substantially all of the Partnership’s income from operations is derived from assets employed in foreign operations, virtually all of this income is denominated in United States dollars. The Partnership’s customers are international shipping lines that transport goods on international trade routes. The domicile of the lessee is not indicative of where the lessee is transporting the containers. The Partnership’s business risk in its foreign operations lies with the creditworthiness of the lessees rather than the geographic location of the containers or the domicile of the lessees.

No single lessee generated lease revenue for the years ended December 31, 2002, 2001, and 2000 which was 10% or more of the total revenue of the Partnership.

(g) Allocation of Net Earnings (Loss) and Partnership Distributions

In accordance with the Partnership Agreement, sections 3.08 through 3.12, net earnings or losses and distributions are generally allocated 1% to the General Partners and 99% to the Limited Partners. If the

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes to Financial Statements — Continued

allocation of distributions exceeds the allocation of net earnings and creates a deficit in a General Partner’s capital account, the Partnership Agreement provides for a special allocation of gross income equal to the amount of the deficit to be made to the General Partners.

Actual cash distributions to the Limited Partners differ from the allocated net earnings as presented in these financial statements because cash distributions are based on cash available for distribution. Cash distributions are paid to the general and limited partners on a monthly basis in accordance with the provisions of the Partnership Agreement. Some limited partners have elected to have their distributions paid quarterly. The Partnership has recorded deferred distributions of $60 and $57 at December 31, 2003 and 2002, respectively.

(h) Income Taxes

The Partnership is not subject to income taxes. Accordingly, no provision for income taxes has been made. The Partnership files federal and state information returns only. Taxable income or loss is reportable by the individual partners.

(i) Acquisition Fees

In accordance with the Partnership Agreement, acquisition fees equal to 5% of the container purchase price were paid to TEM. These fees are capitalized as part of the cost of the containers.

(j) Damage Protection Plan

The Partnership offers a Damage Protection Plan (DPP) to lessees of its containers. Under the terms of DPP, the Partnership earns additional revenues on a daily basis and, in return, has agreed to bear certain repair costs. It is the Partnership’s policy to recognize revenue when earned and provide a reserve sufficient to cover the estimated future repair costs. DPP expenses are included in direct container expenses in the Statements of Operations and the related reserve at December 31, 2003 and 2002 was $388 and $252, respectively.

(k) Deferred Damage Protection Plan Revenue

Under certain DPP coverage, the Partnership receives a prepayment of the DPP revenue. The Partnership records these prepayments as Deferred Damage Protection Plan Revenue and recognizes these amounts as revenue when the containers are returned by the lessee. At both December 31, 2003 and 2002 these amounts were $175.

(l) Limited Partners’ Per Unit Share of Net Earnings (Loss) and Distributions

Limited partners’ per unit share of both net earnings (loss) and distributions were computed using the weighted average number of units outstanding which was 4,415,984, 4,441,722 and 4,452,143 during each of the years ended December 31, 2003, 2002 and 2001.

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes to Financial Statements — Continued

(m) Redemptions

The following redemption offerings were consummated by the Partnership during the years ended December 31, 2003, 2002 and 2001:

	Units	Average
	Redeemed	Redemption Price	Amount Paid
Total Partnership redemptions as of
December 31, 2000	8,451	$17.97	$152

Year ended:
December 31, 2001	5,500	$10.09	55
December 31, 2002	15,960	$8.27	132
December 31, 2003	28,314	$7.98	226

Total Partnership redemptions as of December 31, 2003	58,225	$9.70	$565

The redemption price is fixed by formula in accordance with the Partnership Agreement.

(n) Reclassifications

Certain reclassifications, not affecting net earnings (loss), have been made to prior year amounts in order to conform to the 2003 financial statement presentation.

Note 2. Transactions with Affiliates

As part of the operation of the Partnership, the Partnership is to pay to the General Partners an acquisition fee, an equipment management fee, an incentive management fee and an equipment liquidation fee. These fees are for various services provided in connection with the administration and management of the Partnership. The Partnership capitalized $119, $8 and $63 of container acquisition fees as a component of container costs during the years ended December 31, 2003, 2002 and 2001, respectively. The Partnership incurred $184, $166, and $225 of incentive management fees during each of the three years ended December 31, 2003, 2002 and 2001, respectively. There were no equipment liquidation fees incurred during these periods.

The Partnership’s containers fleet is managed by TEM. In its role as manager, TEM has authority to acquire, hold, manage, lease, sell and dispose of the Partnership’s containers. TEM holds, for the payment of direct operating expenses, a reserve of cash that has been collected from leasing operations; such cash is included in due from affiliates, net, at December 31, 2003 and 2002.

Subject to certain reductions, TEM receives a monthly equipment management fee equal to 7% of gross lease revenues attributable to operating leases and 2% of gross revenues attributable to full payout net leases. For the years ended December 31, 2003, 2002 and 2001, equipment management fees totaled $791, $668, and $710, respectively.

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes to Financial Statements — Continued

Certain indirect general and administrative costs such as salaries, employee benefits, taxes and insurance are incurred in performing administrative services necessary to the operation of the Partnership. These costs are incurred and paid by TCC and TEM. Total general and administrative costs allocated to the Partnership were as follows:

	2003	2002	2001
Salaries	$317	$336	$322
Other	230	196	214

Total general and administrative costs	$547	$532	$536

TEM allocates these general and administrative costs based on the ratio of the Partnership’s interest in the managed containers to the total container fleet managed by TEM during the period. TCC allocates these costs based on the ratio of the Partnership’s investors to the total number of investors of all limited partnerships managed by TCC or equally among all the limited partnerships managed by TCC. The General Partners allocated the following general and administrative costs to the Partnership during the years ended December 31, 2003, 3002 and 2001:

	2003	2002	2001
TEM	$466	$461	$469
TCC	81	71	67

Total general and administrative costs	$547	$532	$536

The General Partners may acquire containers in their own name and hold title on a temporary basis for the purpose of facilitating the acquisition of such containers for the Partnership. The containers may then be resold to the Partnership on an all-cash basis at a price equal to the actual cost, as defined in the Partnership Agreement. One or more General Partners may also arrange for the purchase of containers in its or their names, and the Partnership may then take title to the containers by paying the seller directly. In addition, the General Partners are entitled to an acquisition fee for containers acquired by the Partnership under any of these arrangements.

               At December 31, 2003 and 2002, due from affiliates, net, is comprised of:

	2003	2002
Due from affiliates:
Due from TEM	$264	$129

Due to affiliates:
Due to TL	3	3
Due to TCC	18	16

	21	19

Due from affiliates, net	$243	$110

These amounts receivable from and payable to affiliates were incurred in the ordinary course of business between the Partnership and its affiliates and represent timing differences in the accrual and remittance of expenses, fees

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes to Financial Statements — Continued

and distributions described above and in the accrual and remittance of net rental revenues and container sales proceeds from TEM.

Note 3. Lease Rental Income (unaudited)

Leasing income arises principally from the renting of containers to various international shipping lines. Revenue is recorded when earned according to the terms of the container rental contracts. These contracts are typically for terms of five years or less. The following is the lease mix of the on-lease containers (in units) at December 31, 2003, 2002 and 2001:

	2003	2002	2001
On-lease under master leases	11,761	13,268	9,262
On-lease under long-term leases	9,276	7,442	5,141

Total on-lease containers	21,037	20,710	14,403

Under master lease agreements, the lessee is not committed to lease a minimum number of containers from the Partnership during the lease term and may generally return any portion or all the containers to the Partnership at any time, subject to certain restrictions in the lease agreement. Under long-term lease agreements, containers are usually leased from the Partnership for periods of between three to five years. Such leases are generally cancelable with a penalty at the end of each twelve-month period. Under direct finance leases, the containers are usually leased from the Partnership for the remainder of the container’s useful life with a purchase option at the end of the lease term.

The remaining containers are off-lease and are located primarily at a large number of storage depots.

Note 4. Income Taxes

During 2003, 2002 and 2001, there were temporary differences of $34,551, $39,844, and $43,924, respectively, between the financial statement carrying value of certain assets and liabilities and the federal income tax basis of such assets and liabilities. The reconciliation of net (loss) income for financial statement purposes to net income (loss) for federal income tax purposes for the years ended December 31, 2003, 2002, and 2001 is as follows:

	2003	2002	2001
Net income (loss) per financial statements	$1,028	$(512)	$108
Increase (decrease) in provision for bad debt	23	(20)	(51)
Depreciation for federal income tax purposes less than (in excess of) depreciation for financial statement purposes	4,605	3,579	(1,051)
Gain on sale of fixed assets for federal income tax purposes in excess of gain/loss recognized for financial statement purposes	529	472	479
Increase (decrease) in damage protection plan reserve	136	49	(193)

Net income (loss) for federal income tax purposes	$6,321	$3,568	$(708)

UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Balance Sheets

September 30, 2004 and December 31, 2003
(Amounts in thousands)
(unaudited)

	2004	2003
Assets
Container rental equipment, net of accumulated depreciation and impairment of $49,414 (2003: $41,500) (notes 4 & 6)	$28,102	$39,346
Cash	4,012	1,376
Accounts receivable, net of allowance for doubtful accounts of $294 (2003: $157)	2,383	2,241
Due from affiliates, net (note 2)	453	243
Prepaid expenses	15	33

	$34,965	$43,239

Liabilities and Partners’ Capital
Liabilities:
Accounts payable	$172	$253
Accrued liabilities	370	270
Accrued damage protection plan costs	450	388
Deferred damage protection plan revenue	174	175
Deferred quarterly distributions	61	60
Container purchases payable	—	507

Total liabilities	1,227	1,653

Partners’ capital:
General partners	12	20
Limited partners	33,726	41,566

Total partners’ capital	33,738	41,586

	$34,965	$43,239

See accompanying notes to financial statements

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Statements of Operations

For the three and nine months ended September 30, 2004 and 2003
(Amounts in thousands except for unit and per unit amounts)
(unaudited)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	Sept. 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003
Rental income	$3,047	$2,765	$8,883	$8,492

Costs and expenses:
Direct container expenses	384	859	1,883	2,400
Bad debt expense	78	18	138	55
Depreciation (note 4)	778	1,402	3,664	4,219
Write-down of containers (notes 4 & 6)	—	—	6,411	—
Professional fees	22	7	47	26
Management fees to affiliates (note 2)	260	241	759	733
General and administrative costs to affiliates (note 2)	145	137	422	412
Other general and administrative costs	14	19	44	56
(Gain) loss on sale of containers	(133)	18	(43)	18

	1,548	2,701	13,325	7,919

Income (loss) from operations	1,499	64	(4,442)	573

Interest income	10	3	16	10

Net earnings (loss)	$1,509	$67	$(4,426)	$583

Allocation of net earnings (loss) (note 2):
General partners	$11	$11	$26	$32
Limited partners	1,498	56	(4,452)	551

	$1,509	$67	$(4,426)	$583

Limited partners’ per unit share of net earnings (loss)	$0.34	$0.01	$(1.01)	$0.12

Limited partners’ per unit share of distributions	$0.25	$0.25	$0.75	$0.75

Weighted average limited partnership units outstanding	4,392,017	4,413,349	4,392,017	4,419,605

See accompanying notes to financial statements.

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Statements of Partners’ Capital

For the nine months ended September 30, 2004 and 2003
(Amounts in thousands)
(unaudited)

	Partners’ Capital
	General	Limited	Total
Balances at January 1, 2003	$24	$45,224	$45,248
Distributions	(34)	(3,316)	(3,350)
Redemptions (note 5)	—	(160)	(160)
Net earnings	32	551	583

Balances at September 30, 2003	$22	$42,299	$42,321

Balances at January 1, 2004	$20	$41,566	$41,586
Distributions	(34)	(3,295)	(3,329)
Redemptions (note 5)	—	(93)	(93)
Net earnings (loss)	26	(4,452)	(4,426)

Balances at September 30, 2004	$12	$33,726	$33,738

See accompanying notes to financial statements

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Statements of Cash Flows

For the nine months ended September 30, 2004 and 2003
(Amounts in thousands)
(unaudited)

	2004	2003
Cash flows from operating activities:
Net (loss) earnings	$(4,426)	$583
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation (note 4)	3,664	4,219
Write down of containers (notes 4 & 6)	6,411	—
Increase in allowance for doubtful accounts	137	38
(Gain) loss on sale of containers	(43)	18
(Increase) decrease in assets:
Accounts receivable	(191)	176
Due from affiliates, net	(120)	(121)
Prepaid expenses	18	25
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	19	14
Accrued damage protection plan costs	62	75
Deferred damage protection plan revenue	(1)	—

Net cash provided by operating activities	5,530	5,027

Cash flows from investing activities:
Proceeds from sale of containers	1,028	273
Container purchases	(547)	(778)

Net cash provided by (used in) investing activities	481	(505)

Cash flows from financing activities:
Redemptions of limited partnership units	(93)	(160)
Distributions to partners	(3,282)	(3,348)

Net cash used in financing activities	(3,375)	(3,508)

Net increase in cash	2,636	1,014
Cash at beginning of period	1,376	976

Cash at end of period	$4,012	$1,990

See accompanying notes to financial statements

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Statements of Cash Flows—Continued

For the nine months ended September 30, 2004 and 2003
(Amounts in thousands)
(unaudited)

Supplemental Disclosures:

Supplemental schedule of non-cash investing and financing activities:

The following table summarizes the amounts of container purchases, distributions to partners and proceeds from sale of containers which had not been paid or received by the Partnership as of September 30, 2004 and 2003, and December 31, 2003 and 2002, resulting in differences in amounts recorded and amounts of cash disbursed or received by the Partnership, as shown in the Statements of Cash Flows for the nine-month periods ended September 30, 2004 and 2003.

	Sept. 30	Dec. 31	Sept. 30	Dec. 31
	2004	2003	2003	2002
Container purchases included in:
Due to affiliates	$—	$19	$42	$—
Container purchases payable	—	507	851	—
Distributions to partners included in:
Due to affiliates	49	3	3	3
Deferred quarterly distributions	61	60	59	57
Proceeds from sale of containers included in:
Due from affiliates	245	128	62	50

The following table summarizes the amounts of container purchases, distributions to partners and proceeds from sale of containers recorded by the Partnership and the amounts paid or received as shown in the Statements of Cash Flows for the nine-month periods ended September 30, 2004 and 2003.

	2004	2003
Container purchases recorded	$21	$1,671
Container purchases paid	547	778
Distributions to partners declared	3,329	3,350
Distributions to partners paid	3,282	3,348
Proceeds from sale of containers recorded	1,145	285
Proceeds from sale of containers received	1,028	273

The Partnership has entered into direct finance leases, resulting in the transfer of containers from container rental equipment to accounts receivable. The carrying value of containers transferred during the nine-month periods ended September 30, 2004 and 2003 was $88 and $18, respectively.

See accompanying notes to financial statements

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes To Financial Statements

For the three and nine months ended September 30, 2004 and 2003
(Amounts in thousands except for unit and per unit amounts)
(unaudited)

Note 1. General

Textainer Equipment Income Fund V, L.P. (the Partnership), a California limited partnership, with a maximum life of 20 years, was formed in 1993. The Partnership owns a fleet of intermodal marine cargo containers which are leased to international shipping lines.

The accompanying interim financial statements have not been audited by an independent public accountant. However, all adjustments (which were only normal and recurring adjustments), which are, in the opinion of management, necessary to fairly present the financial position of the Partnership as of September 30, 2004 and December 31, 2003 and the results of its operations for the three and nine-month periods ended September 30, 2004 and 2003 and changes in partners’ capital, and cash flows for the nine-month periods ended September 30, 2004 and 2003, have been made.

The financial information presented herein should be read in conjunction with the audited financial statements and other accompanying notes included in the Partnership’s audited financial statements as of and for the year ended December 31, 2003, in the Annual Report filed on Form 10-K.

Certain estimates and assumptions were made by the Partnership’s management that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Partnership’s management evaluates its estimates on an on-going basis, including those related to the container rental equipment, accounts receivable and accruals.

These estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments regarding the carrying values of assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

The following critical accounting policies are used in the preparation of its financial statements:

The Partnership maintains allowances for doubtful accounts for estimated losses resulting from the inability of its lessees to make required payments. These allowances are based on management’s current assessment of the financial condition of the Partnership’s lessees and their ability to make their required payments.

The Partnership depreciates its container rental equipment based on certain estimates related to the container’s useful life and salvage value. Additionally, the Partnership writes down the value of its containers if an evaluation indicates that the recorded amounts of containers are not recoverable based on estimated future undiscounted cash flows and sales prices. These estimates are based upon historical useful lives of containers and container sales prices as well as assumptions about future demand for leased containers and estimated sales prices (See Notes 4 and 6.)

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes to Financial Statements – Continued

Certain reclassifications, not affecting net earnings (loss), have been made to prior year amounts in order to conform to the 2004 financial statement presentation.

Note 2. Transactions with Affiliates

Textainer Capital Corporation (TCC) is the managing general partner of the Partnership. Textainer Equipment Management Limited (TEM) and Textainer Limited (TL) are associate general partners of the Partnership. The managing general partner and the associate general partners are collectively referred to as the General Partners and are commonly owned by Textainer Group Holdings Limited (TGH). The General Partners also act in this capacity for other limited partnerships. The General Partners manage and control the affairs of the Partnership.

In accordance with the Partnership Agreement, sections 3.08 through 3.12, net earnings or losses and distributions are generally allocated 1% to the General Partners and 99% to the Limited Partners. If the allocation of distributions exceeds the allocation of net earnings or loss and creates a deficit in a General Partner’s capital account, the Partnership Agreement provides for a special allocation of gross income equal to the amount of the deficit to be made to the General Partners.

As part of the operation of the Partnership, the Partnership is to pay to the General Partners an acquisition fee, an equipment management fee, an incentive management fee and an equipment liquidation fee. These fees are for various services provided in connection with the administration and management of the Partnership. The Partnership capitalized $1 and $79 of container acquisition fees as a component of container costs during the nine-month periods ended September 30, 2004 and 2003, respectively. The Partnership incurred $46 and $137 of incentive management fees during the three and nine-month periods ended September 30, 2004, respectively and $46 and $138, respectively, for the comparable periods in 2003. There were no equipment liquidation fees incurred during these periods.

The Partnership’s container fleet is managed by TEM. In its role as manager, TEM has authority to acquire, hold, manage, lease, sell and dispose of the Partnership’s containers. TEM holds, for the payment of direct operating expenses, a reserve of cash that has been collected from leasing operations; such cash is included in due from affiliates, net at September 30, 2004 and December 31, 2003.

Subject to certain reductions, TEM receives a monthly equipment management fee equal to 7% of gross revenues attributable to operating leases and 2% of gross revenues attributable to full payout net leases. These fees totaled $214 and $622 for the three and nine-month periods ended September 30, 2004, respectively, and $195 and $595, respectively, for the comparable periods in 2003.

Certain indirect general and administrative costs such as salaries, employee benefits, taxes and insurance are incurred in performing administrative services necessary to the operation of the Partnership. These costs are incurred and paid by TCC and TEM. General and administrative costs allocated to the Partnership during the three and nine-month periods ended September 30, 2004 and 2003 were as follows:

	Three months		Nine months
	ended Sept. 30,		ended Sept. 30,
	2004	2003	2004	2003
Salaries	$81	$71	$251	$223
Other	64	66	171	189

Total general and administrative costs	$145	$137	$422	$412

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes to Financial Statements – Continued

TEM allocates these general and administrative costs based on the ratio of the Partnership’s interest in the managed containers to the total container fleet managed by TEM during the period. TCC allocates these costs based on the ratio of the Partnership’s investors to the total number of investors of all limited partnerships managed by TCC or equally among all the limited partnerships managed by TCC. The General Partners allocated the following general and administrative costs to the Partnership during the three and nine-month periods ended September 30, 2004 and 2003:

	Three months		Nine months
	ended Sept. 30,		ended Sept. 30,
	2004	2003	2004	2003
TEM	$123	$116	$352	$356
TCC	22	21	70	56

Total general and administrative costs	$145	$137	$422	$412

The General Partners may acquire containers in their own name and hold title on a temporary basis for the purpose of facilitating the acquisition of such containers for the Partnership. The containers may then be resold to the Partnership on an all-cash basis at a price equal to the actual cost, as defined in the Partnership Agreement. One or more General Partners may also arrange for the purchase of containers in its or their names, and the Partnership may then take title to the containers by paying the seller directly. In addition, the General Partners are entitled to an acquisition fee for containers acquired by the Partnership under any of these arrangements.

At September 30, 2004 and December 31, 2003, due from affiliates, net is comprised of:

	2004	2003
Due from affiliates:
Due from TEM	$480	$264

Due to affiliates:
Due to TCC	24	18
Due to TL	3	3

	27	21

Due from affiliates, net	$453	$243

These amounts receivable from and payable to affiliates were incurred in the ordinary course of business between the Partnership and its affiliates and represent timing differences in the accrual and remittance of expenses, fees and distributions described above and in the accrual and remittance of net rental revenues and container sales proceeds from TEM.

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes to Financial Statements – Continued

Note 3. Lease Rental Income

Leasing income arises principally from the renting of containers to various international shipping lines. Revenue is recorded when earned according to the terms of the container rental contracts. These contracts are typically for terms of five years or less. The following is the lease mix of the on-lease containers (in units) at September 30, 2004 and 2003:

	2004	2003
On-lease under master leases	13,428	11,881
On-lease under long-term leases	10,197	9,231

Total on-lease containers	23,625	21,112

Under master lease agreements, the lessee is not committed to lease a minimum number of containers from the Partnership during the lease term and may generally return any portion or all the containers to the Partnership at any time, subject to certain restrictions in the lease agreement. Under long-term lease agreements, containers are usually leased from the Partnership for periods of between three to five years. Such leases are generally cancelable with a penalty at the end of each twelve-month period. Under direct finance leases, the containers are usually leased from the Partnership for the remainder of the container’s useful life with a purchase option at the end of the lease term.

The remaining containers are off-lease and are being stored primarily at a large number of storage depots.

Note 4. Container Rental Equipment

The Partnership evaluated the recoverability of the recorded amount of container rental equipment for containers to be held for continued use and determined that a reduction to the carrying value of these containers was not required at September 30, 2003. Based on an impairment analysis performed at June 30, 2004, which considered the possible sale of the Partnership’s remaining container fleet (see Note 6), the Partnership determined that certain containers were impaired and that a reduction to the carrying value of these containers was required. The Partnership recorded a write down of $6,411 during the three-month period ended June 30, 2004 to write down the value of certain containers that had carrying values which were greater than the anticipated per unit sales price in the buyer’s letter of intent. The Partnership evaluated the recoverability of these containers at September 30, 2004 and determined that a further reduction to the carrying value of these containers was not required.

The Partnership also evaluated the recoverability of the recorded amount of containers identified for sale in the ordinary course of business and determined that reductions to the carrying value of these containers were not required.

TEXTAINER EQUIPMENT INCOME FUND V, L.P.
(a California Limited Partnership)

Notes to Financial Statements – Continued

Note 5. Redemptions

The following redemptions were consummated by the Partnership during the nine-month periods ended September 30, 2004 and 2003:

	Units	Average
	Redeemed	Redemption Price	Amount Paid
Total Partnership redemptions as of
December 31, 2002	29,911	$11.33	$339
Nine-month period ended:
September 30, 2003	20,084	$7.99	160

Total Partnership redemptions as of
September 30, 2003	49,995	$9.98	$499

Total Partnership redemptions as of
December 31, 2003	58,225	$9.70	$565
Nine-month period ended:
September 30, 2004	13,102	$7.10	93

Total Partnership redemptions as of
September 30, 2004	71,327	$9.23	$658

The redemption price is fixed by formula in accordance with the Partnership Agreement.

Note 6. Possible Sale of Container Fleet

In July 2004, the Partnership signed a letter of intent to sell its remaining container fleet for cash to an unaffiliated corporate purchaser. The Partnership is in the process of negotiating a definitive purchase and sale agreement with the purchaser. If the purchase and sale agreement is finalized and signed by all parties, the Partnership will submit the proposed sale to the Limited Partners for approval. If the Limited Partners approve the sale and the sale is completed, the Partnership anticipates that it will distribute the net proceeds of the sale to the partners and terminate its existence during 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AS OF SEPTEMBER 30, 2004

(Amounts in thousands except for unit and per unit amounts)

The Financial Statements contain information which will assist in evaluating the financial condition of the Partnership for the three and nine-month periods ended September 30, 2004 and 2003. Please refer to the Financial Statements and Notes thereto in connection with the following discussion.

Textainer Capital Corporation (TCC) is the Managing General Partner of the Partnership. Textainer Equipment Management Limited (TEM) and Textainer Limited (TL) are Associate General Partners of the Partnership. The General Partners manage and control the affairs of the Partnership.

Introduction

The Partnership is a finite-life entity whose principal business is to own a fleet of containers for lease to the international shipping industry. The Partnership’s revenues come primarily from the rental income generated by leased containers and, to a smaller extent, from services related to rental income, such as handling charges paid by lessees. The Partnership’s revenues are, therefore, dependent on demand for leased containers. Demand for leased containers drives not only the percentage of the Partnership’s containers that are on lease (utilization), but also, to a certain extent, the rental rates the Partnership can charge under its leases. When demand declines, utilization falls, and the Partnership has fewer containers on lease, often earning less revenue, and more containers off-lease incurring storage expense. In times of reduced demand, then, the Partnership has higher expenses and may have to reduce revenues further by offering lessees incentives such as free rental periods or credits. Conversely, in times of increased demand, rental revenues increase because the Partnership has more containers on lease, rental rates sometimes rise, and expenses will drop because the Partnership no longer incurs as many charges to store or reposition off-lease containers. The General Partners try at all times to take advantage of the opportunities created by different levels of demand for leased containers, either by changing services, lease terms or lease rates offered to customers or by concentrating on different geographic markets.

Demand for containers is driven by many factors, including the overall volume of worldwide shipping, the number of containers manufactured, the number of containers available for lease in specific locations and the capacity of the worldwide shipping industry to transport containers on its existing ships. Since many of the Partnership’s customers are shipping lines that also own their own containers, the price and availability of new containers directly affects demand for leased containers. If shipping lines have the cash or financing to buy containers and find that alternative attractive, demand for leased containers will fall. Current demand and related market conditions for containers are discussed below under “Results of Operations: Current Market Conditions for Leased Containers.” Competition for shipping lines’ business has increased in recent years due to operational consolidations among shipping lines and the entry of new leasing companies that compete with entities like the Partnership. This competition has generally driven down rental rates and allowed shipping lines to obtain other favorable lease terms.

In addition to leasing containers, the Partnership also sells containers from time to time. Containers are generally sold either at the end of their useful life, or when an economic analysis indicates that it would be more profitable to sell a container rather than to continue to own it. An example of the latter would be when re-leasing a container might be relatively expensive, either because of expenses required to repair the container or to reposition the container to a location where the container could be readily leased.

To date, the Partnership has generally sold containers individually. As discussed below under “Possible Sale of Partnership Assets,” the Partnership is currently in negotiations to sell all of its remaining container fleet to a corporate purchaser.

When the Partnership has sold its containers individually, sales have primarily been made to wholesalers who subsequently sell to buyers such as mini-storage operators, construction companies, farmers and other non-marine users. Additionally, if a container is lost or completely damaged by a lessee, the Partnership has received proceeds from the lessee for the value of the container. The Partnership counts these transactions as sales, as well as the more traditional sales to wholesalers. Generally, since 1998, used container prices have declined, causing the Partnership to realize less from the sale of its used containers. Used container sales prices stabilized in 2002 and 2003 and have increased in 2004.

The Partnership’s operations and financial results are also affected by the price of new containers. The price for new containers fell from 1995 through 2003. This decrease significantly depressed rental rates. This decrease has worked to the Partnership’s advantage though, when, from time to time, the Partnership has bought new containers. New containers are bought primarily with a portion of the proceeds received from the sale of containers and a portion of cash provided by operations. In the discussion below, this process is referred to as reinvestment in containers.

Generally, reinvestment in containers replaces some, but not all, of the containers sold by the Partnership. Therefore, over time, the Partnership’s container fleet shrinks, and rental revenues decrease, because there are fewer containers available for lease.

During 2004, new containers prices have increased significantly due to a worldwide shortage of steel, which has resulted in limited availability of new containers. The increase in new container prices and the limited availability of new containers has improved demand for the Partnership’s containers. See “Results of Operations: Current Market Conditions for Leased Containers” for a further discussion.

In June 2004, the Partnership compared the carrying value of its containers to the anticipated estimated price to be realized in the proposed sale to the corporate purchaser. Despite the improvement in the market for used containers, the Partnership still found that the carrying value of some of its older, more expensive containers was higher than the anticipated estimated price to be realized in the sale. The Partnership determined that these containers were impaired and recorded a write down expense to reduce the carrying value of these containers to their anticipated sales price. See “Other Income and Expenses: Write Down of Containers” below.

Liquidity and Capital Resources

Historical

From May 1, 1994 until April 29, 1996, the Partnership offered limited partnership interests to the public. The Partnership received its minimum subscription amount of $5 on August 23, 1994 and on April 29, 1996 the Partnership’s offering of limited partnership interests was closed at $89,305.

Sources of Cash

Rental income and proceeds from container sales are the Partnership’s principal sources of liquidity, and the source of funds for distributions and reinvestment. Rental income and container sales prices are affected by market conditions for leased and used containers. Cash provided from these sources will fluctuate based on demand for leased and used containers. Demand for leased and used containers is discussed more fully in “Results of Operations.” Cash provided by operating activities is affected by rental income, operating expenses and the timing of both payments received from lessees and payments made by the Partnership for operating expenses. Additionally, a continued stream of rental income is dependent partly on the Partnership’s ability to re-lease containers as they come off lease. See the discussion of “Utilization” below under “Results of Operations.” Cash provided by proceeds from container sales, a component of cash from investing activities, is affected by the number of containers sold, the sale price received on these containers, and the timing of payments received for these sales. Previously reported cash from operations and sales proceeds is not indicative of future cash flows as these amounts can fluctuate significantly based on demand for new and used containers, fleet size and timing of the payments made and received. Fluctuations in rental income, operating expenses, and sale prices for used containers are discussed more fully in “Results of Operations.”

Operating and investing activities are discussed in detail below.

Cash from Operations

Net cash provided by operating activities for the nine-month periods ended September 30, 2004 and 2003, was $5,530 and $5,027, respectively. Net cash provided by operating activities increased $503, or 10%, between the periods primarily due to the increase in net earnings (loss), adjusted for non-cash expenses, offset by fluctuations in gross accounts receivable. Net earnings (loss), adjusted for non-cash expenses, increased primarily due to the decrease in direct container expenses and increase in rental income. These items are discussed more fully under “Results of Operations.” Gross accounts receivable increased $191 for the nine-month period ended September 30, 2004 primarily due to the increase in rental income and a slight increase in the average collection period of accounts receivable. The decrease in gross accounts receivable of $176 for the comparable period in 2003 was primarily due to the decrease in the average collection period of accounts receivable, offset by an increase in rental income.

Cash from Sale of Containers

Current Uses: For the nine-month periods ended September 30, 2004 and 2003, cash provided by investing activities (the sale of containers) was $1,028 and $273, respectively. The increase of $755, or 277%, was primarily due to the Partnership selling significantly more containers during the nine-month period ended September 30, 2004, compared to the equivalent period in 2003. The increase was partially offset by a lower average sales price received on container sales. Fluctuations between periods in the number of containers sold and in the sales price reflect the age and condition of containers coming off-lease, the geographic market in which they come off-lease, and other related market conditions. Fluctuations in sales price between the periods can also be affected by the number of containers bought by lessees, who reimburse the Partnership for any containers that are lost or completely damaged beyond repair. These reimbursement amounts are frequently higher than the average sales price for a container sold in the open market when it comes off-lease.

Effect of Market Conditions: Market conditions can affect the Partnership’s decision to sell an off-lease container. If demand for leased containers is low, the Partnership is more likely to sell a container rather than incur the cost to reposition the container to a location where it can be re-leased. If demand is strong, the Partnership is less likely to identify the container as for sale, as it is anticipated that the container can be released in its current location or repositioned to another location where demand is high. The strong utilization in the first quarter of 2004 and increases in demand during the second and third quarters have resulted in fewer containers being identified for sale. Some of the market conditions affecting the sale of containers are discussed below under “Comparative Results of Operations.” In general, the decline in the number of containers identified for sale has caused the average sales price of used containers to increase in 2004 with respect to the sale of off-lease containers in certain geographic markets.

Effect of Container Sales on Future Cash Flows and Container Fleet: To date, a significant amount of the containers sold have been containers that have been lost or completely damaged by lessees. The sales price received on these containers is based on the container’s book value. These sales prices are higher than the sales prices received for off-lease containers. The number of off-lease containers sold has been limited because of the young age of the Partnership’s fleet. If the currently contemplated sale of the Partnership’s fleet does not occur and the fleet ages, the Partnership expects the number of off-lease containers sold to continue to increase and the average sales price received for its containers to continue to decrease. The decline in average sales price will leave smaller amounts available for reinvestment, which will be one of the factors reducing the Partnership’s fleet size in the future.

Uses of Cash

Cash from operations is primarily used to pay distributions to partners and redeem limited partnership units. Cash from operations may also be used to purchase containers. The amount of cash from operations available to reinvest in additional containers, is dependent on (i) operating results and timing of payments made and received; (ii) the amount of distributions paid to partners; (iii) the amount of redemptions and (iv) working capital. The amounts of distributions, redemptions and working capital are subject to the General Partners’ authority to set these amounts as provided in the Partnership Agreement.

Another source of funds for the purchase of new containers (or reinvestment) is the proceeds from the sale of the Partnership’s containers. The number of containers sold and the average sales price also affect how much the Partnership can reinvest in new containers using these proceeds.

From time to time, the Partnership redeems units from limited partners for a specified redemption value, which is set by formula. Up to 2% of the Partnership’s outstanding units may be redeemed each year, although the 2% limit may be exceeded at the Managing General Partner’s discretion. All redemptions are subject to the Managing General Partner’s good faith determination that payment for the redeemed units will not (i) cause the Partnership to be taxed as a corporation, (ii) impair the capital or operations of the Partnership, or (iii) impair the ability of the Partnership to pay distributions in accordance with its distribution policy.

Distributions, container purchases and redemptions are discussed in detail below.

Distributions: During the nine-month period ended September 30, 2004, the Partnership declared cash distributions to limited partners pertaining to the period from December 2003 through August 2004 in the amount of $3,295, which represented $0.75 per unit. On a cash basis, as reflected in the Statements of Cash Flows, after paying redemptions and general partner distributions, all of these distributions were from current year operating activities. On an accrual basis, as reflected on the Statements of Partners’ Capital, after paying redemptions, all of these distributions were a return of capital.

If the expected Asset Sale Agreement is entered into, distributions are expected to continue through the proposed effective date of the sale and will then be suspended until the sale is approved by the limited partners or it is determined that the sale will not be approved. If the proposed sale is approved and completed, the Partnership expects to distribute the net proceeds from the sale, along with any cash from operations earned prior to the effective date of the sale in one or two payments. If the proposed sale is not approved, once this determination is made, the Partnership expects to continue paying monthly distribution payments as described above.

Capital Commitments: Container purchases

For the nine-month periods ended September 30, 2004 and 2003, cash used in investing activities (the purchase of containers) was $547 and $778, respectively. Fluctuations between the periods in the number of containers purchased reflect (i) the amount of cash available to purchase containers; (ii) demand for leasing new containers; (iii) the type of container purchased and (iv) the purchase price of the container.

At September 30, 2004, the Partnership had no commitments to purchase containers.

Capital Commitments: Redemptions

During the nine-month period ended September 30, 2004, the Partnership redeemed 13,102 units for a total dollar amount of $93. The Partnership used cash flow from operations to pay for the redeemed units.

The Partnership invests working capital and cash flow from operations and investing activities prior to its distribution to the partners in short-term, liquid investments.

Results of Operations

The Partnership’s income from operations, which consists primarily of rental income less costs and expenses (including container depreciation, direct container expenses, management fees, and reimbursement of administrative expenses) is primarily affected by the size of its container fleet, the number of containers it has on lease (utilization) and the rental rates received under its leases. The current status of each of these factors is discussed below.

Size of Container Fleet

The following is a summary of the container fleet (in units) available for lease during the nine-month periods ended September 30, 2004 and 2003:

	2004	2003
Beginning container fleet	25,499	24,682
Ending container fleet	24,533	25,198
Average container fleet	25,016	24,940

The average container fleet increased slightly between the periods.

Utilization

Rental income and direct container expenses are also affected by the average utilization of the container fleet, which was 90% and 84% during the nine-month periods ended September 30, 2004 and 2003, respectively. The remaining container fleet is off-lease and is being stored primarily at a large number of storage depots. At September 30, 2004 and 2003, utilization was 96% and 84%, respectively, and the Partnership’s off-lease containers (in units) were located in the following locations:

	2004	2003
Americas	442	1,322
Europe	185	705
Asia	261	1,907
Other	20	152

Total off-lease containers	908	4,086

Rental Rates

In addition to utilization, rental income is affected by daily rental rates. Daily rental rates are different under different lease types. The two primary lease types for the Partnership’s containers are long term leases and master leases. The average daily rental rate for the Partnership’s containers decreased 5% from the nine-month period ended September 30, 2003 compared to the same period in 2004 due to the declines in both master lease and long term lease rates. The majority of the Partnership’s rental income was generated from master leases, but in the past several years an increasing percentage of the Partnership’s containers have been on lease under long term leases. At September 30, 2004 and 2003, 43% and 44%, respectively, of the Partnership’s on-lease containers were on lease under long term leases. Long term leases generally have lower rental rates than master leases because the lessees have contracted to lease the containers for several years and cannot return the containers prior to the termination date without a penalty. Fluctuations in rental rates under either type of lease generally will affect the Partnership’s operating results.

Comparative Results of Operations

The following is a comparative analysis of the results of operations for the three and nine-month periods ended September 30, 2004 and 2003:

	Three months		Nine months
	ended Sept. 30		ended Sept. 30
	2004	2003	2004	2003
Rental income	$3,047	$2,765	$8,883	$8,492
Income (loss) from operations	$1,499	$64	($4,442)	$573
Percent change from previous year in:
Utilization	14%	15%	7%	33%
Average container fleet size	—%	1%	—%	—%
Average rental rates	(6%)	(6%)	(5%)	(9%)

The loss from operations for the nine-month period ended September 30, 2004 resulted primarily from the write down of the Partnership’s containers. See “Other Income and Expenses: Write Down of Containers,” and “Critical Accounting Policies and Estimates: Container Impairment Estimates.”

The Partnership’s rental income increased $391, or 5%, from the nine-month period ended September 30, 2003 to the comparable period in 2004 and $282, or 10%, from the three-month period ended September 30, 2003 to the comparable period in 2004. The increases were due to increases in container rental income and other rental income, which is discussed below. Income from container rentals, the major component of total revenue, increased $332, or 5%, from the nine-month period ended September 30, 2003 to the same period in 2004, and $219, or 9%, from the three-month period ended September 30, 2003 to the comparable period in 2004. These increases were primarily due to the increases in average on-hire utilization, offset by the decline in average rental rates as detailed in the above table.

Current Market Conditions for Leased Containers: Utilization was stable for most of 2003 and demand remained strong during the first quarter of 2004 and increased through the third quarter of 2004. Beginning in 2004, a worldwide steel shortage caused significant increases in new container prices and limited the number of new containers being built. As a result, demand for leased containers increased further beginning in March and has remained strong through the beginning of November.

Sale of Containers in Lower Demand Locations: Despite the increase in demand, areas of lower demand for containers still exist due to a continuing trade imbalance between Asia and the Americas and Europe. However, the number of off-lease containers in these low demand locations has decreased, as lessees have returned fewer containers to these locations and have also leased containers from some of these location. The continuing sale of these off-lease containers has also reduced the number of containers in these locations. In recent years, market conditions in these low demand locations have driven a small number of sales of off-lease containers. These sales resulted from the high cost of repositioning containers from these areas. Before incurring high repositioning costs, the Partnership generally weighs those costs against the expected future rental stream from a container. If the repositioning costs are too high when compared to the anticipated future rental revenues, the container will be identified for sale, rather than repositioned. Older containers, in particular, have been identified as for sale in low demand locations because their expected future rental stream is reduced by their shorter remaining marine life and by the shipping lines’ preference for newer containers. Since older containers were the most likely containers to be sold in low demand locations, the relatively young age of the Partnership’s fleet limited the number of sales in these areas. If the currently contemplated sale of the Partnership’s fleet does not occur and the Partnership’s fleet ages, sales of off-lease containers in these low demand locations may continue, despite the improved conditions in these areas. The number of the Partnership’s off-lease containers in the Americas and Europe, where most of these lower demand locations occur, is detailed above in “Utilization.”

Other Income and Expenses

The following is a discussion of other income earned and expenses incurred by the Partnership:

Other Rental Income

Other rental income consists of other lease-related items, primarily income from charges to lessees for dropping off containers in surplus locations less credits granted to lessees for leasing containers from surplus locations (location income), income from charges to lessees for handling related to leasing and returning containers (handling income) and income from charges to lessees for a Damage Protection Plan (DPP).

For the nine-month period ended September 30, 2004, other rental income was $1,250, an increase of $59 from the equivalent period in 2003. The increase was primarily due to increases in DPP and location income of $57 and $11, respectively, offset by a decrease in handling income of $9.

Other rental income was $405 for the three-month period ended September 30, 2004, an increase of $63 from the equivalent period in 2003. The increase was primarily due to an increase in location income of $98, offset by decreases in handling and DPP income of $27 and $8, respectively.

Direct Container Expenses

Direct container expenses decreased $517, or 22%, from the nine-month period ended September 30, 2003 to the same period in 2004. The decrease was primarily due to the decreases in repositioning and storage expenses of $322 and $189, respectively. The decline in repositioning expense was primarily due to fewer containers being repositioned during the nine-month period ended September 30, 2004 than in the same period in 2003, offset by a higher average repositioning cost per container. Storage expense decreased primarily due to the increase in utilization noted above, offset by a slight increase in the average storage cost per container.

Direct container expenses decreased $475, or 55%, from the three-month period ending September 30, 2003 to the equivalent period in 2004, primarily due to decreases in repositioning and storage expenses of $291 and $130, respectively. The decline in repositioning expense was primarily due to fewer containers being repositioned and a lower average repositioning cost per container during the three-month period ended September 30, 2004 than in the same period in 2003. Storage expense decreased primarily due to the increase in utilization noted above, offset by a slight increase in the average storage cost per container.

Bad Debt Expense or Benefit

Bad debt expense was $138 and $55 for the nine-month periods ended September 30, 2004 and 2003, respectively, and $78 and $18 for the three-month periods ended September 30, 2004 and 2003, respectively. Fluctuations in bad debt expense reflect the adjustments to the bad debt reserve, after deductions have been taken against the reserve, and are based on management’s then current estimates of the portion of accounts receivable that may not be collected, and which will not be covered by insurance. These estimates are based primarily on management’s current assessment of the financial condition of the Partnership’s lessees and their ability to make their required payments. See “Critical Accounting Policies and Estimates” below. The expenses recorded during the three and nine-month periods ended September 30, 2004 and 2003 reflect higher reserve estimates, after deductions had been taken against the reserve, from June 30, 2004 and 2003 and December 31, 2003 and 2002.

Depreciation Expense

Depreciation expense decreased $555, or 13%, from the nine-month period ended September 30, 2003 to the comparable period in 2004 and $624, or 45%, from the three-month period ended September 30, 2003 to the comparable period in 2004, respectively. The declines were primarily due to the write-down recorded in June 2004, which reduced the carrying value of certain containers and resulted in a lower depreciation expense during the third quarter of 2004. For a discussion of the Partnership’s depreciation policy, see “Critical Accounting Policies and Estimates: Container Depreciation Estimates.”

Write Down of Containers

Write Down of Containers Held for Continued Use: The Partnership evaluated the recorded value of its container fleet at June 30, 2004, taking into consideration the container sales prices in the letter of intent relating to the sale of the Partnership’s container fleet. The Partnership recorded a write down of $6,411 to reduce the carrying value of some of the containers to their anticipated per unit sales price. See “Critical Accounting Policies and Estimates: Container Impairment Estimates.”

Specific Containers Identified for Sale: The Partnership also evaluates the recoverability of the recorded amount of container rental equipment for containers identified for sale in the ordinary course of business and determines whether a reduction to the carrying value of these containers is required. To date, there have been no write downs recorded for specific containers identified for sale.

Loss on Sale of Containers

(Gain) loss on sale of container was ($43) and $18 for the nine-month periods ended September 30, 2004 and 2003, respectively, and ($133) and $18 for the three-month periods ended September 30, 2004 and 2003, respectively. The amount of gain or loss recorded on the sale of these containers has fluctuated due to the specific conditions of the containers sold, the type of containers sold, the location where the containers were sold and their net book value. The gains recorded during the three and nine-month periods ended September 30, 2004 were primarily due to the significant reduction in net book value as a result of the June 2004 write-down.

Management Fees and General and Administrative Costs

Management fees to affiliates consist of equipment management fees, which are primarily based on rental income, and incentive management fees, which are based on the Partnership’s limited and general partner distributions made from cash from operations and partners’ capital. The following details these fees for the three and nine-month periods ended September 30, 2004 and 2003:

	Three months		Nine months
	ended Sept. 30,		ended Sept. 30,
	2004	2003	2004	2003
Equipment management fees	$214	$195	$622	$595
Incentive management fees	46	46	137	138

Management fees to affiliates	$260	$241	$759	$733

Equipment management fees were comparable between the periods and were approximately 7% of rental income for both the three and nine-month periods ended September 30, 2004 and 2003. Incentive management fees were comparable between the periods as the amount of distributions paid from cash from operations was comparable.

General and administrative costs to affiliates increased $10, or 2%, from the nine-month period ended September 30, 2003 to the same period in 2004 primarily due to the increase in overhead costs allocated from TCC. These expenses increased $8, or 6%, from the three-month period ended September 30, 2003 to the comparable period in 2004 primarily due to an increase in overhead costs allocated from TEM.

Contractual Obligations

The Partnership Agreement provides for the ongoing payment to the General Partners of the management fees and the reimbursement of the expenses discussed above. Since these fees and expenses are established by the Agreement, they cannot be considered the result of arms’ length negotiations with third parties. The Partnership Agreement was formulated at the Partnership’s inception and was part of the terms upon which the Partnership solicited investments from its limited partners. The business purpose of paying the General Partners these fees is to compensate the General Partners for the services they render to the Partnership. Reimbursement for expenses is made to offset some of the costs incurred by the General Partners in managing the Partnership and its container fleet.

The Partnership Agreement requires the Partnership to continue to pay these fees and expenses to the General Partners and to reimburse the General Partners for expenses incurred by them and other service providers. For the amount of fees and reimbursements made to the General Partners for the three and nine-month periods ended September 30, 2004 and 2003, see Note 2 to the Financial Statements in Item 1. For the amount of fees and reimbursements made to other service providers, see Other general and administrative expenses in the Statements of Operations in Item 1.

Net Earnings (Loss) per Limited Partnership Unit

	Three months		Nine months
	ended Sept. 30,		ended Sept. 30,
	2004	2003	2004	2003
Net earnings (loss) per limited partnership unit	$0.34	$0.01	($1.01)	$0.12
Net earnings (loss) allocated to limited partners	$1,498	$56	($4,452)	$551

Net earnings/loss per limited partnership unit fluctuates based on fluctuations in net earnings/loss allocated to limited partners as detailed above. The allocation of net earnings/loss for the nine-month periods ended September 30, 2004 and 2003 included a special allocation of gross income to the General Partners of $70, and $26, respectively, in accordance with the Partnership Agreement. As discussed above, the write down of some of the Partnership’s containers was the primary reason for the net loss incurred by the Partnership during the nine-month period ended September 30, 2004.

Critical Accounting Policies and Estimates

Certain estimates and assumptions were made by the Partnership’s management that affect its financial statements. These estimates are based on historical experience and on assumptions believed to be reasonable under the circumstances. These estimates and assumptions form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ.

The Partnership’s management believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its financial statements.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is based on management’s current assessment of the financial condition of the Partnership’s lessees and their ability to make their required payments. If the financial condition of the Partnership’s lessees were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

The General Partners have established a Credit Committee, which actively manages and monitors the collection of receivables on at least a monthly basis. This committee establishes credit limits for every lessee and potential lessee of equipment, monitors compliance with these limits, monitors collection activities, follows up on the collection of outstanding accounts, determines which accounts should be written-off and estimates allowances for doubtful accounts. As a result of actively managing these areas, the Partnership’s allowance for bad debt as a percentage of accounts receivable has ranged from 6% to 11% and has averaged approximately 8% over the last 5 years. These allowances have historically covered all of the Partnership’s bad debts.

Container Depreciation Estimates: The Partnership depreciates its container rental equipment based on certain estimates related to the container’s useful life and salvage value. The Partnership estimates a container’s useful life to be 12 years, an estimate which it has used since the Partnership’s inception. Prior to July 1, 2002, the Partnership estimated salvage value as a percentage of equipment cost. Effective July 1, 2002, the Partnership revised its estimate for container salvage value to an estimated dollar residual value, reflecting current expectations of ultimate residual values.

The Partnership will evaluate the estimated residual values and remaining estimated useful lives on an on-going basis and will revise its estimates as needed. The Partnership will revise its estimate of residual values if it is determined that these estimates are no longer reasonable based on recent sales prices and revised assumptions regarding future sales prices. The Partnership will revise its estimate of container useful life if it is determined that the current estimates are no longer reasonable based on the average age of containers sold and revised assumptions regarding future demand for leasing older containers.

As a result, depreciation expense could fluctuate significantly in future periods as a result of any revisions made to these estimates. A decrease in estimated residual values or useful lives of containers would increase depreciation expense, adversely affecting the Partnership’s operating results. Conversely, any increase in these estimates would result in a lower depreciation expense, resulting in an improvement in operating results. These changes would not affect cash generated from operations, as depreciation is a non-cash item.

Container Impairment Estimates: Write-downs of containers are made when it is determined that the recorded value of the containers exceeds their estimated fair value. Containers held for continued use and containers identified for sale in the ordinary course of business are considered to have different estimated fair values.

In determining estimated fair value for a container held for continued use, management estimates the future undiscounted cash flows for the container and considers other relevant information. Estimates of future undiscounted cash flows require estimates about future rental revenues to be generated by the container, future demand for leased containers, and the length of time for which the container will continue to generate revenue.

At June 30, 2004, management used a different estimated fair value for these containers, which took into account the possible sale of the Partnership’s entire container fleet. The estimated fair value used at June 30 was the anticipated sales price from the letter of intent regarding this sale. When this estimated fair value was compared to the recorded value of the Partnership’s containers, some of the recorded values were found to be higher. The Partnership wrote down the containers with the higher recorded values to the estimated sales price from the letter of intent.

As noted above, the Partnership also evaluates the recorded value of those containers identified for sale in the ordinary course of its business, separately from containers held for continued use. Containers identified for sale in the ordinary course of business include those containers that have been sold prior to the proposed arrangement for the sale of the Partnership’s entire container fleet, as well as those containers that are being sold individually (usually when they come off-lease) without regard to that proposed sale. For these routine sales made in the ordinary course of business, the Partnership has used an estimated fair value of the estimated sales price for the container, less estimated cost to sell. If this estimate is lower than the recorded value of the container identified for sale, the container identified for sale would be written down. To date, the Partnership has not recorded any write-downs of containers identified for sale. See “Gain and Loss on Sale of Containers” above.

The Partnership will continue to monitor the recoverability of its containers. Any write-downs or losses would adversely affect the Partnership’s operating results.

Risk Factors and Forward Looking Statements

Although substantially all of the Partnership’s income from operations is derived from assets employed in foreign operations, virtually all of this income is denominated in United States dollars. The Partnership’s customers are international shipping lines, which transport goods on international trade routes. The domicile of the lessee is not indicative of where the lessee is transporting the containers. The Partnership’s business risk in its foreign operations lies with the creditworthiness of the lessees, and the

Partnership’s ability to keep its containers under lease, rather than the geographic location of the containers or the domicile of the lessees. The containers are generally operated on the international high seas rather than on domestic waterways. The containers are subject to the risk of war or other political, economic or social occurrence where the containers are used, which may result in the loss of containers, which, in turn, may have a material impact on the Partnership’s results of operations and financial condition.

Other risks of the Partnership’s leasing operations include competition, the cost of repositioning containers after they come off-lease, the risk of an uninsured loss, including bad debts, the risk of technological obsolescence, increases in maintenance expenses or other costs of operating the containers, and the effect of world trade, industry trends and/or general business and economic cycles on the Partnership’s operations. See “Critical Accounting Policies and Estimates” above for information on the Partnership’s critical accounting policies and how changes in those estimates could adversely affect the Partnership’s results of operations.

The foregoing includes forward-looking statements and predictions about possible or future events, results of operations and financial condition. These statements and predictions may prove to be inaccurate, because of the assumptions made by the Partnership or the General Partners or the actual development of future events. No assurance can be given that any of these forward-looking statements or predictions will ultimately prove to be correct or even substantially correct. The risks and uncertainties in these forward-looking statements include, but are not limited to, changes in demand for leased containers, changes in global business conditions and their effect on world trade, future modifications in the way in which the Partnership’s lessees conduct their business or of the profitability of their business, increases or decreases in new container prices or the availability of financing, alterations in the costs of maintaining and repairing used containers, increases in competition, changes in the Partnership’s ability to maintain insurance for its containers and its operations, the effects of political conditions on worldwide shipping and demand for global trade or of other general business and economic cycles on the Partnership, as well as other risks detailed herein. The Partnership does not undertake any obligation to update forward-looking statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Exchange Rate Risk

Although substantially all of the Partnership’s income from operations is derived from assets employed in foreign operations, virtually all of this income is denominated in United States dollars. The Partnership does pay a small amount of its expenses in various foreign currencies. For the year ended December 31, 2003, approximately 9% of the Partnership’s expenses were paid in 18 different foreign currencies. As there are no significant payments made in any one foreign currency, the Partnership does not hedge these expenses.

Explanatory Note: The preceding paragraph is the end of the presentation in this Proxy Statement of PROPOSAL 1 — THE ASSET SALE PROPOSAL.

PROPOSAL 2 — AMENDMENT OF EXISTING AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT TO AUTHORIZE GENERAL PARTNERS TO SELL CONTAINER ASSETS IF PRESENT ASSET SALE DOES NOT OCCUR

Text of Proposed Amendment

The following proposal will be submitted at the Special Meeting of Limited Partners for consideration and vote. Adoption of this proposal will require the affirmative vote of at least a majority-in-interest of the limited partners, as of the record date.

A new Section 2.03 shall be added following Section 2.02 and existing Sections 2.03, 2.04, 2.05 and 2.06 shall be renumbered as 2.04, 2.05, 2.06 and 2.07, respectively. New Section 2.03 shall read as follows:

“Notwithstanding Section 2.05(a)(ii)(cc) or (ff) or any other provision in this Agreement to the contrary, the Managing General Partner shall have the full power, without the need for vote or consent of the Limited Partners, in anticipation and as part of the process of termination and dissolution of the Partnership, to sell all or substantially all of the Partnership’s Equipment and other assets, in a single sale or in two or more sales, at such time or times, for such consideration, and upon such other terms and conditions that the Managing General Partner, in its sole reasonable discretion and business judgment, shall deem to be in the interests of the Limited Partners.”

Explanation of Proposal 2

If a majority-in-interest of the limited partners, by affirmative vote at the Special Meeting of Limited Partners, including an adjournment thereof under Proposal 3, not later than April 30, 2005, approves the Asset Sale, the general partners expect that the Asset Sale will then be consummated. There is the possibility, however, that it will not be, either as a result of limited partner approval coming too late or not at all, or because of other conditions to the closing specified in the Asset Sale Agreement (see “Conditions to Closing” at page 17) not being satisfied.

If the Asset Sale is not consummated, and existing market conditions are still strong, the general partners believe that the Partnership should, without delay, seek to obtain another buyer or buyers for the Partnership’s assets. It is believed that market conditions in the container leasing industry continue to favor sales of containers and that the reasons for the Asset Sale that have been described in this Proxy Statement (see “Reasons for the Asset Sale” at page 24) remain applicable.

A major difficulty in completing the Asset Sale, however, has been the time-consuming proxy solicitation process prior to the Special Meeting of Limited Partners. This has consumed several months after the basic terms of the Asset Sale were agreed upon in principle between the Partnership and RFH. If this opportunity to sell its assets in anticipation of and as the initial step in terminating and dissolving the Partnership is lost, the general partners believe that it is in the best interests of the limited partners to substantially shorten the time period needed to complete a sale to another buyer or buyers. The general partners believe that this would mean less risk that a potential sale at an acceptable price would be lost because of the time-consuming and expensive proxy solicitation process. The general partners recommend, therefore, the approval by the limited partners of the Amendment Proposal.

PROPOSAL 3 — AUTHORIZE ADJOURNMENT OF SPECIAL MEETING OF LIMITED PARTNERS FOR UP TO 45 DAYS TO ALLOW MORE TIME TO SOLICIT PROXIES FOR APPROVAL OF PROPOSAL 1 — THE ASSET SALE

Description of the Adjournment Proposal

The Adjournment Proposal will authorize the Managing General Partner to adjourn the Special Meeting of Limited Partners, noticed for Monday, March 21, 2005, at 1:00 p.m. local time, for a period of up to 45 days after the original date of the Special Meeting. This period will allow the Partnership to continue to solicit proxies to obtain approval of either the Asset Sale Proposal or the Amendment Proposal, if sufficient votes for approval have not been obtained at the original time of the Special Meeting. Adoption of the Adjournment Proposal will require approval of a majority in interest of the limited partners who are present in person or by proxy at the original Special Meeting on March 21, 2005. The general partners believe that the Adjournment Proposal is in the best interest of the limited partners, and recommend that you vote your proxy to approve the Adjournment Proposal.

NO OTHER MATTERS

The general partners do not expect to ask the limited partners to vote on other matters to come before the Special Meeting. If, however, matters other than the Asset Sale Proposal, the Amendment Proposal and the Adjournment Proposal are properly brought before the Special Meeting, the persons appointed as proxies will have discretion to vote or act on those matters according to their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership and the other Textainer Partnerships file annual, quarterly and special reports and proxy statements with the United States Securities and Exchange Commission (the “SEC”). You can read and copy any document filed by a Textainer Partnership at the SEC’s public reference facilities or on the SEC’s website at http://www.sec.gov.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have additional questions about the solicitation of your proxy, you should contact the following:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Telephone: (800) 459-6650

For the General Partners

John A. Maccarone, President
Textainer Capital Corporation
Managing General Partner

APPENDIX A

ASSET SALE AGREEMENT

BETWEEN

TEXTAINER EQUIPMENT INCOME FUND V, L.P.

AND

RFH, LTD.

dated November 30, 2004

ASSET SALE AGREEMENT

Recitals	1
Agreement	1
1. Effectiveness of Agreement	1
2. Assets and Liabilities to Be Transferred	1
3. Purchase Price	3
4. Representations and Warranties of Seller	4
5. Representations and Warranties of Buyer	8
6. Covenants of the Parties	9
7. Conditions to Closing	10
8. Disclaimer of Warranties by Seller and Textainer	12
9. Indemnification by Seller	12
10. Survival of Representations and Warranties	14
11. Termination Before Closing	14
12. Default and Remedies	14
13. General	15
Exhibits	20
INDEX OF DEFINITIONS	21

ASSET SALE AGREEMENT

     THIS ASSET SALE AGREEMENT is entered into on November 30, 2004 (the “Execution Date”) by and between Textainer Equipment Income Fund V, L.P., a California limited partnership (“Seller”), and RFH, Ltd., a company with limited liability organized under the laws of Bermuda (“Buyer”).

Recitals

     A. Seller owns the marine cargo shipping containers listed on Exhibit A, attached and made a part hereof (the “Containers”).

     B. The Containers are managed by Textainer Equipment Management Limited, a Bermuda company (“Textainer”), pursuant to the terms of Seller’s Partnership Agreement, dated May 1, 1994, as amended.

     C. Seller desires to sell the Containers and related assets and Buyer wishes to purchase the same on the terms and conditions set forth below.

     D. The Index of Definitions at the end of this Agreement sets forth an index of the defined terms contained herein for the convenience of the parties, but is not incorporated into this Agreement.

Agreement

     1. Effectiveness of Agreement. This Agreement shall be of no force or effect unless the limited partners representing a majority of the limited partner interests in Seller have approved this Agreement by affirmative vote or consent on or before April 30, 2005 or by a date prior to termination of this Agreement under Section 11.1 hereof (“Limited Partner Consent”). If such vote or consent is so obtained, then the transactions contemplated by this Agreement shall be closed (the “Closing”) on the later to occur of (a) the tenth day after Buyer has received written notice from Seller that the Limited Partner Consent has been obtained or (b) last day of the calendar month in which the Limited Partner Consent is obtained (the “Closing Date”). However, the purchase and sale of assets shall be deemed to be effective as of January 1, 2005 (the “Effective Date”). The Closing shall be held at the offices of Textainer Equipment Management (U.S.) Limited, a Delaware corporation, 650 California Street, San Francisco, California at 10:00 a.m., local time, or at such other place as the parties may mutually agree.

     2. Assets and Liabilities to Be Transferred.

          2.1 Assets to Be Sold. On the Closing Date subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, by instruments of conveyance in forms reasonably satisfactory to Buyer, and Buyer shall purchase and take from Seller, all of Seller’s right, title and interest in and to the following described assets (the “Sold

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Assets”), free and clear of all liabilities, debts, mortgages, liens, and encumbrances except as set forth in this Agreement:

               a. The Containers in the Seller’s fleet as of the Effective Date, such Containers being hereinafter referred to, collectively, as the “Sale Containers”;

               b. All of Seller’s right, title and interest in any lease to which any Sale Container is subject on the Effective Date, to the extent such lease pertains to such Sale Container (each a “Lease” and collectively, the “Leases”);

               c. All of Seller’s right, title and interest in and to any purchase agreement pursuant to which Seller acquired any of the Sale Containers and in and to warranties by the manufacturers or original sellers of the Sale Containers;

               d. All payments which become due under Leases which would be characterized as capital leases pursuant to U.S. GAAP, including Financial Accounting Standard No. 13, as amended (each a “Finance Lease”) from and after the Effective Date with respect to the Sale Containers which are subject to such Finance Leases (the Containers which are subject to Finance Leases as of the Execution Date are shown on Exhibit B, attached and made a part hereof; no later than fifteen (15) days before the Closing Date (“Datedown Date”), Seller will provide Buyer with an updated Exhibit B which will list the Containers subject to Finance Leases as of the Effective Date);

               e. All proceeds of the Sale Containers to the extent accrued on or after the Effective Date, including, without limitation payments of rent, termination values, casualty values and insurance payments accrued with respect to the Sale Containers on or after the Effective Date;

               f. All security deposits, collateral or other supporting obligations (as such term is defined in the California Commercial Code) provided by the obligor under a Lease, but only to the extent that the same relate to the Sale Containers; and

               g. All books, files, papers, correspondence, databases, documents, records and other documentation thereof regarding any of the Sale Containers that are maintained by, or on behalf of, the Seller, in the ordinary course of business and in accordance with its standard document retention policy (the “Books and Records”); provided that the parties agree that while the Management Agreement described in Section 2.2 is in effect, such Books and Records shall be retained by Manager.

          2.2 Management Agreement. As a condition of the Closing, Buyer and Textainer shall enter into an Equipment Management Services Agreement in the form attached hereto as Exhibit C (“Management Agreement”), which Management Agreement shall be effective as of the Effective Date.

          2.3 Assumed Liabilities. On the Closing Date, the Buyer shall, provided that all of the conditions set forth in Section 7 hereto have been satisfied, assume, perform or

2

otherwise discharge all obligations of the Seller arising on or after the Effective Date to lessees under the Leases and the obligations of Seller represented by the accrued expenses referred to in Section 3.1.b. Except as provided in the preceding sentence, the Buyer shall not assume any liability or obligation of the Seller occurring or arising on or prior to the Effective Date with respect to the Sale Containers and the other Sold Assets, all of which are hereby disclaimed.

          2.4 Correspondence and Payments. The Seller shall forward to the Buyer or its designee by overnight delivery service, no later than three (3) business days immediately following the Seller’s receipt thereof, any and all checks and correspondence (including, without limitation, all e-mails and voice-mails) related to any Sold Asset to the extent that such checks or correspondence are received by the Seller on or after the Closing Date. It is agreed that any cash payment received from and after the Effective Date from any lessee with respect to the Lease of a Sale Container will be applied as designated by the lessee and that if the lessee does not designate application of the cash payment, such payment will be applied to the oldest outstanding invoices. Any payments prepaid under any Lease with respect to a Sale Container will be prorated as of the Effective Date.

     3. Purchase Price.

          3.1 Purchase Price and Payment. The purchase price (the “Base Purchase Price”) for the Sold Assets shall be Twenty-Seven Million Eight Hundred Eight Thousand Seven Hundred Ninety-Five U.S. Dollars (US$27,808,795) which is based on the values shown on Exhibit D, attached and made a part hereof, for each type of Container by year of manufacture (except for Containers subject to a Finance Lease). The Base Purchase Price shall be adjusted on the Closing Date as follows (the Base Purchase Price as adjusted being referred to herein as the “Purchase Price”):

               a. The Base Purchase Price shall be increased by an amount equal to the net present value (discounted on a monthly basis using a discount rate of 13% per annum) of the lease payments with respect to the Finance Leases described in Section 2.1.d;

               b. The Base Purchase Price shall be decreased by the amounts recorded on Seller’s books in accordance with Seller’s normal custom and practice as accrued expenses and deferred revenues as of the Effective Date for each Sale Container, to be determined as of the Effective Date and subsequently detailed on Exhibit E, to be attached and made a part hereof on or before the Closing Date;

               c. The Base Purchase Price shall be decreased by the stipulated value as set forth in Exhibit D hereto of each Sale Container that suffered a casualty event prior to the Effective Date, to the extent that Sale Container was included in the calculation of the Base Purchase Price;

               d. The Base Purchase Price shall be decreased (to the extent that such reduction had not already been reflected in the calculation of the Base Purchase Price) by an amount calculated in the manner set forth in Exhibit F hereto for the Sale Containers to be described as of the Effective Date pursuant to Section 4.16; and

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               e. The Base Purchase Price shall be increased by an amount equal to interest on the Base Purchase Price, as adjusted under Sections 3.1.a through 3.1.d above, at an annual rate of LIBOR plus three percent (3%) from February 28, 2005 through the Closing Date if the Closing Date occurs after February 28, 2005.

          3.2 Manner of Payment. On the Closing Date, the Buyer shall pay to Seller by wire transfer of same day funds an amount equal to:

               a. The Purchase Price; minus

               b. Five percent (5%) of the Purchase Price (“Holdback Amount”) which shall be deposited by Buyer into an escrow with First American Title Insurance Company (“Escrow Agent”) pursuant to an Escrow Agreement among Buyer, Seller and Escrow Agent, in the form attached hereto as Exhibit G and made a part hereof (“Escrow Agreement”), and shall be subject to Section 9 hereof and the Escrow Agreement.

          3.3 Escrow Agreement. All fees charged by the Escrow Agent in connection with the Escrow Agreement shall be shared equally by Buyer and Seller. All funds deposited are to be held by the Escrow Agent for the account of Seller in an interest-bearing account, with all interest thereon accruing to the benefit of Seller.

          3.4 Final Closing Statement.

               a. On or before the Closing Date, the Seller shall deliver to the Buyer an estimated closing statement setting forth the calculation of the Purchase Price, together with all other documentation necessary to support the components set forth therein. As promptly as practicable, but in any event within sixty (60) days following the Closing Date, the Seller shall deliver to the Buyer a statement (the “Final Closing Statement”) indicating the actual amounts for the items included in the estimated closing statement, with such amounts being calculated in a manner consistent with the calculation of such amounts on the estimated closing statement.

               b. Within seven (7) business days following the delivery of the Final Closing Statement pursuant to this Section 3.4, the adjustment payments, if any, payable pursuant to Section 3.4.c shall be paid by wire transfer of immediately available funds to a bank account designated by the Seller or the Buyer, as the case may be.

               c. The Buyer shall pay the Seller the amount if any, by which the Purchase Price on the Final Closing Statement is greater than the Purchase Price on the estimated closing statement, or the Seller shall pay the Buyer the amount if any, by which the Purchase Price on the estimated closing statement exceeds the Purchase Price on the Final Closing Statement.

     4. Representations and Warranties of Seller. As used in this Agreement, references to Seller’s knowledge shall mean to the actual knowledge of the officers of Seller’s managing general partner. Except as disclosed in the Seller Disclosure Schedule, attached and a part hereof, or otherwise in a writing, receipt of which Buyer has acknowledged, Seller hereby represents and

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warrants to Buyer, as of the Execution Date and as of the Closing Date (unless an earlier date is set forth below), that:

          4.1 Existence, Power and Authority. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and has all requisite partnership authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          4.2 Authorization. The execution and delivery of this Agreement and the performance by Seller hereunder have been duly authorized by all requisite partnership action and proceedings of Seller, and in accordance with applicable provisions of its organizational documents and applicable law. This Agreement has been duly executed and delivered by Seller, and this Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.

          4.3 No Conflict. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated herein do not and will not (i) violate, conflict with or constitute a default under any provision of its limited partnership agreement or other applicable charter documents, (ii) conflict with or result in a breach of any indenture or other agreement to which Seller is a party or by which Seller or its properties are bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Seller or its properties, or (iv) constitute a violation by Seller of any law or regulation applicable to it or its properties, except in any case where such violation would not have a material adverse affect on the financial condition of Seller or its ability to perform its obligations under this Agreement.

          4.4 Consents. The execution, delivery and performance by Seller of, and the consummation of the transactions contemplated by this Agreement do not require (i) any approval or notice to or consent of any person, or any holder of any indebtedness or obligation of Seller or any other party to any agreement binding on the Seller, or (ii) any notice to or filing or recording with, or any consent or approval of, any governmental body, except for approvals, consents, notices, filings and recordings that will have been obtained or given or made prior to the Closing.

          4.5 Legal Proceedings. There are no actions, suits or proceedings pending, or to Seller’s knowledge, threatened, against Seller or the Sale Containers and the other Sold Assets before any court, arbitrator, administrative or governmental body that, if adversely determined, would hinder or prevent Seller’s ability to carry out the transactions contemplated by this Agreement or affect the right, title or interest of Seller in the Sale Containers or the other Sold Assets, and, to Seller’s knowledge, there is no basis for any such suits or proceedings.

          4.6 Title. Seller is the lawful and rightful sole owner of the Sale Containers and the other Sold Assets and has good right and title to sell the same to Buyer. On the Closing Date (prior to conveyance of the Containers to Buyer), Seller will hold title to the Sale

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Containers and the other Sold Assets free and clear of all liens, charges, security interests, or other encumbrances other than the Leases. The Sale Containers which are not located at depots waiting for repair, disposition or new lease are subject to Leases executed by Textainer in its own name on behalf of Seller. All of Seller’s rights, title or interests in the Sale Containers or the other Sold Assets to be conveyed to Buyer pursuant hereto as of the Effective Date have not been previously assigned.

          4.7 Age of Sale Containers. The average age of all of the Sale Containers, calculated from the date each Sale Container was placed in marine service, is 8.9 years as of the Execution Date.

          4.8 No Agreements. Effective as of the Closing Date, there shall be no agreements, letters, certificates or other documents of any kind, relating to the Sale Containers or the other Sold Assets which will be binding on Buyer or which will create a lien, charge, security interest or other encumbrance (except as created by, or on behalf of, Buyer) in or on the Sale Containers or any part thereof after the Closing other than the Management Agreement and the Leases.

          4.9 Compliance with Laws and Regulations. To Seller’s knowledge, the lease and management of the Sale Containers has complied, in all material respects with all applicable laws, orders or regulations.

          4.10 Brokers and Finders. No person or entity is entitled to a finder’s fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Seller.

          4.11 Exclusive Warranties. The provisions of this Section 4 state the sole and exclusive warranties made by Seller to Buyer with respect to the subject matter of this Agreement and are in lieu of any and all other warranties, express or implied (except for the implied warranty of good faith and fair dealing).

          4.12 Finance Leases. The Sale Containers set forth on Exhibit B hereto are subject to Finance Leases, true, complete and correct copies of which have been furnished by Seller to Buyer. Except as set forth on Exhibit B, none of the Sale Containers are subject to Finance Leases as of the Execution Date.

          4.13 Bulk Sales Act. No transaction contemplated by this Agreement to which the Seller is a party requires compliance with, or will be subject to avoidance under, the Uniform Commercial Code—Bulk Sales as enacted in the State of California (Division 6 of the California Commercial Code) or any similar law enacted in the State of California.

          4.14 Taxes. The Seller has filed or caused to be filed all material tax returns and reports required by law to have been filed by it with respect to any Sold Assets and has paid all material taxes, assessments and governmental charges thereby shown to be owing with respect to any Sold Assets, except any such taxes, assessments or charges (i) that are being

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diligently contested in good faith by appropriate proceedings, and (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     4.15 UCC Information. The legal name of the Seller is as set forth on the signature page hereof and has been its legal name since its formation. The Seller does not utilize any trade names or doing business names. The chief executive office of the Seller is located at 650 California Street, 16th Floor, San Francisco, California 94108, and has been located at such address for the last five years.

     4.16 Unrecovered Units. Section 4.16 of the Seller Disclosure Schedule hereto contains a true and complete listing of (i) all Sale Containers as of the Execution Date, the return of which Textainer is actively seeking from obligors that are no longer entitled to the possession thereof and (ii) the Seller’s good faith estimate of the probability that each such Sale Container will not be obtained by Textainer. On or before the Datedown Date, Seller shall provide the updated information required to be disclosed in said Section 4.16 as of the Effective Date.

     4.17 Specifications. The Sale Containers conform to the standards of International Standards Organization (I.S.O.), Transport Internationale De Routiers (T.I.R.), Convention for Safe Containers (C.S.C.), Australian Commonwealth Department of Health “Plant Quarantine Treatment Schedule” for Timber Components (T.C.T.) and International Union of Railways (U.I.C.) as of the time each such Sale Container was built, for that category of container. The Sale Containers, other than those that were purchased used, conformed to the Seller’s standard specifications for dimensions, construction, materials (including the use of CorTen© or equivalent steel) and workmanship, as of the time each such Sale Container was built, for that category of container.

     4.18 No Violation of Leases. The transfer and conveyance to the Buyer of the Sold Assets will not violate the terms or provisions of any Lease or any other agreement to which the Seller then is a party or by which it is bound.

     4.19 Rights to Leases. The right, title and interest of Seller with respect to each Lease included in the Sold Assets are assignable by the Seller without the consent of any Person other than consents which will have been obtained on or before the Closing Date.

     4.20 Registration. Each Sale Container, other than some that were purchased used, has been registered, by virtue of its Container Identification Number which is included in a range of Container Identification Numbers registered in the name of Textainer, as agent for container owners, in the official register of the Bureau International des Containers (Paris).

     4.21 Ordinary Course of Business. All Leases included in the Sold Assets were originated in accordance with Textainer’s then credit and collection policy and were originated in the ordinary course of the Textainer’s business on behalf of the Seller.

     4.22 Net Book Value. The net book value of each Sale Container as of June 30, 2004 prior to any specific write-downs (i) is set forth on Section 4.22 of the Seller Disclosure Schedule and (ii) has been calculated in accordance with the depreciation policy set forth in said

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Section 4.22. On or before the Datedown Date, Seller shall provide the information required to be disclosed in said Section 4.22 as of the Effective Date.

          4.23 Lessees. The Seller has no knowledge of any event or condition affecting the Leases to any of Textainer’s 20 largest lessees, other than as set forth on Section 4.23 of the Seller Disclosure Schedule, that is reasonably likely to materially and adversely affect the ability of the lessee under such Lease to perform its obligations under such Lease with respect to the Sale Containers.

          4.24 Historical Financial Results. The financial information set forth in each of Seller’s quarterly and annual reports to the Securities Exchange Commission and the operating fleet statements provided by Seller fairly presents the results of operations of Seller for the period represented by each such report.

     5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller, as of the Execution Date and as of the Closing Date (unless an earlier date is set forth below), that:

          5.1 Existence, Power and Authority. Buyer is a company with limited liability duly organized, validly existing and in good standing under the laws of Bermuda, and has all requisite organizational authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          5.2 Authorization. The execution and delivery by Buyer of this Agreement, and the performance by Buyer hereunder and thereunder, have been duly authorized by all requisite organizational action and proceedings of Buyer and in accordance with applicable provisions of its organizational documents and applicable law. This Agreement has been duly executed and delivered by Buyer, and this Agreement is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.

          5.3 No Conflict. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby, do not and will not (i) violate, conflict with or constitute a default under any provision of Buyer’s charter documents, (ii) conflict with or result in a breach of any indenture or other agreement to which Buyer is a party or by which Buyer or its properties are bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Buyer or its properties, or (iv) constitute a violation by Buyer of any law or regulation applicable to Buyer or its properties, except in any case where such violation would not have a material adverse affect on the financial condition of Buyer or its ability to perform its obligations under this Agreement.

          5.4 Consents. The execution, delivery and performance by Buyer of this Agreement do not require (i) the approval or consent of or notice to any person, or any holder of any indebtedness or obligation of Buyer or any other party to any agreement binding on the

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Buyer, or (ii) any notice to or filing or recording with, or any consent or approval of, any governmental body, except for approvals, consents, notices, filings and recordings that will have been obtained or given or made prior to the Closing.

          5.5 Financial. Buyer has entered into a loan agreement (the “Loan Agreement”) with Fortis Bank (Nederland) N.V. (“Fortis”) pursuant to which Buyer will borrow funds needed to pay a portion of the Purchase Price. After giving effect to the funds borrowed under such Loan Agreement, Buyer has the financial ability to consummate the purchase and sale contemplated by this Agreement.

          5.6 Legal Proceedings. There are no actions, suits or proceedings pending, or to Buyer’s knowledge, threatened, against Buyer before any court, arbitrator or administrative or governmental body that, if adversely determined, would hinder or prevent Buyer’s ability to carry out the transactions contemplated by this Agreement, and, to Buyer’s knowledge, there is no basis for any such suits or proceedings.

          5.7 Brokers and Finders. No person or entity is entitled to a finder’s fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Buyer.

          5.8 Exclusive Warranties. The provisions of this Section 5 state the sole and exclusive warranties made by Buyer to Seller with respect to the subject matter of this Agreement and are in lieu of any and all other warranties, express or implied (except for the implied warranty of good faith and fair dealing).

     6. Covenants of the Parties.

          6.1 Closing. Each of the parties shall use all reasonable efforts to fulfill or obtain the fulfillment of conditions set forth herein as they relate to such party on or prior to the Closing.

          6.2 Proxy Solicitation. The affirmative vote or consent of a majority in interest of the limited partners is required to consummate the sale of the Sold Assets. To obtain such affirmative votes or consents, proxy solicitation materials are required to be filed pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, and the requisite consents or a duly noticed meeting of the limited partners held. Buyer will cooperate with Seller in the preparation of Schedule 14A and other proxy solicitation materials including, without limitation, providing written evidence satisfactory to demonstrate to the Securities and Exchange Commission that Buyer has the financial ability to satisfy the terms of payment of the Purchase Price and perform its obligations hereunder; provided, however, that none of the Buyer nor any of its shareholders shall be required to disclose any material non-public or confidential information in such proxy statement. Seller will conduct solicitation of the required votes or consents of its limited partners. Seller will pay for the proxy solicitation, including document reproduction, printing, postage and other document delivery costs.

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          6.3 Information; Further Assurances. Buyer and Seller each covenants to the other that (i) if any event should occur, either within or without the knowledge or control of Buyer or Seller, that would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, Buyer and Seller shall use its or their good faith efforts to cure the same as expeditiously as possible, and (ii) such party will execute and deliver such instruments and take such other action as the other party may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.

          6.4 Sales Tax. The parties acknowledge that the Sale Containers are being transferred by Seller to Buyer with the intention that they be concurrently or subsequently leased by Textainer to third parties on Buyer’s behalf and not used by Buyer. Accordingly, it is the expectation of the parties that the transfer contemplated by this Agreement shall be exempt from state and local sales, use, transfer or similar taxes. If, however, any such sales, use, transfer or similar tax is imposed by any state or local authority on the transfer of the Sale Containers as contemplated herein, other than taxes based on income of Seller, Buyer shall bear and be responsible for the payment of the amount of such tax (including any related interest or penalties). Upon receipt of notice of any such tax or imposition, the party receiving the notice shall promptly provide a copy to the other party. Either party may, at its own cost and expense, commence and participate in a contest of the validity, applicability or amount of any such tax or other imposition.

          6.5 Seller’s Covenant. Between the date hereof and the Closing Date, Seller will cause the Sold Assets to be maintained, operated and managed in accordance with past practice and deliver to the Buyer, promptly after such reports become available, copies of all monthly or other periodic reports with respect to each of the Sale Containers and the entire fleet of containers managed by Textainer, copies of all monthly or other periodic reports prepared by, or on behalf of, the Seller or Textainer, in the ordinary course of their business. On or before the Closing Date, Seller will deliver to Buyer copies of the classification certificates for all Sale Containers.

     7. Conditions to Closing.

          7.1 Conditions to the Obligations of Buyer. The obligations of Buyer to purchase the Sold Assets and otherwise to effect the transactions contemplated hereby shall be subject to satisfaction, as of the Closing, of the following conditions (except to the extent any of the following conditions shall have been expressly waived in writing by Buyer):

               a. The representations and warranties of Seller contained in this Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such Closing, other than representations and warranties limited to a specific date.

               b. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing.

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               c. Buyer shall have received from Seller a certificate duly executed by Seller certifying as to the fulfillment of the conditions set forth in Sections 7.1.a and 7.1.b.

               d. The following documents shall have been delivered to Buyer: (i) a bill of sale, in form reasonably approved by Buyer, for the Sale Containers, executed by such Seller; (ii) a counterpart of the Management Agreement executed by Textainer; (iii) documents evidencing the release of any liens, encumbrances and security interests in the Containers, in form and substance reasonably satisfactory to Buyer, (iv) a counterpart of the Escrow Agreement executed by all parties other than Buyer, and (v) all other agreements, instruments, certificates and other documents reasonably requested by Buyer prior to the Closing Date to effect the transactions contemplated by this Agreement.

               e. The affirmative vote or consent of a majority in interest of Seller’s limited partners to the purchase and sale of the Sold Assets shall have been obtained.

               f. All other permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions contemplated herein, as set forth in the Seller Disclosure Schedule, shall have been obtained.

               g. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body which restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement shall be in effect, nor shall any request for any such injunction be pending.

               h. All conditions precedent set forth in the Loan Agreement have been satisfied, and the lender thereunder has funded the loan contemplated thereunder.

               i. The Seller shall have provided Buyer with an insurance certificate, as to the insurance carried by Textainer with respect to the Sale Containers, which shall be contain coverages not less than those set forth on Exhibit H. Buyer and Fortis shall be designated as an additional insured with respect to such insurance certificate.

          7.2 Conditions to the Obligations of Seller. The obligations of Seller to sell the Sold Assets and otherwise to effect the transactions contemplated hereby shall be subject to the satisfaction, as of the Closing, of the following conditions (except to the extent any of the following conditions shall have been expressly waived in writing by Seller):

               a. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date.

               b. Buyer shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by it hereunder on or prior to the Closing Date (including, without limitation, the payment of the Purchase Price).

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               c. Seller shall have received from Buyer a certificate duly executed by Buyer certifying as to the fulfillment of the conditions set forth in Sections 7.2.a and 7.2.b.

               d. The Purchase Price shall have been duly delivered in accordance with Section 2 hereof; and Buyer shall have duly executed and delivered to Textainer the Management Agreement and all other agreements, instruments, certificates and other documents reasonably requested by Seller prior to the Closing Date to effect the transactions contemplated by this Agreement.

               e. A counterpart of the Escrow Agreement executed by Buyer and the Escrow Agent shall have been delivered to Seller.

               f. The affirmative vote or consent of a majority in interest of Seller’s limited partners to the purchase and sale of the Sold Assets shall have been obtained.

               g. All other permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions contemplated herein, as set forth in the Buyer Disclosure Schedule or the Seller Disclosure Schedule, shall have been obtained.

               h. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body which restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement shall be in effect, nor shall any request for any such injunction be pending.

     8. Disclaimer of Warranties by Seller and Textainer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER TEXTAINER NOR SELLER NOR ANY PARTNER OF SELLER SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOW OR HEREAFTER, AS TO THE CONDITION, DESIGN, OPERATION, MAINTENANCE, VALUE, MARKETABILITY, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF ANY OF THE SOLD ASSETS OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY OF THE SOLD ASSETS AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, DEALING OR USAGE OF THE TRADE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER DISCLAIMS ANY LIABILITY TO BUYER WITH RESPECT TO THE CONDITION OF THE SOLD ASSETS, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY IN TORT OR ARISING FROM NEGLIGENCE, STRICT LIABILITY OR FOR LOSS OR INTERRUPTION OF USE, PROFIT OR BUSINESS OR OTHER CONSEQUENTIAL INJURY, AND BUYER WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES.

     9. Indemnification by Seller.

          9.1 Indemnification. Subject to the provisions of Section 9.2, Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all losses, liabilities,

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claims, damages, compromises, settlements, judgments, or expenses (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with any inaccuracy in or breach of any representation or warranty of Seller or Seller’s failure to perform any covenant or obligation made by Seller in this Agreement or in any document, certificate or schedule delivered by Seller hereunder (collectively, “Liabilities”). Each of the Buyer and the Seller agree that any purchase price adjustment owing pursuant to the provisions of Section 3.1.c hereof shall not be Liabilities and shall not be subject to the limitation on Liabilities set forth in Section 9.2 hereof.

          9.2 Limitations. Except for Claims (as defined below) resulting from the fraud of Seller, (a) all of the representations, warranties, covenants and obligations made by Seller herein shall survive the Closing only for a period expiring at midnight on the date which is one hundred and five (105) days after the Closing Date (the “Claim Period”), and (b) the obligation of Seller to indemnify Buyer under this Section 9 shall survive Closing only with respect to Claims made during the Claim Period. The term “Claim” shall mean any matter with respect to one or more of the Liabilities for which Buyer seeks to be indemnified hereunder. Any Claim not made during the Claim Period shall be the sole responsibility of Buyer, and Buyer shall have no recourse against Seller with respect thereto. The obligations of Seller under this Section 9 shall accrue only if and only to the extent that the aggregate Liabilities arising under Section 9.1 exceed the sum of Seven Thousand U.S. Dollars (US$7,000) (the “Indemnification Floor”). Except for Claims resulting from the fraud of Seller, Seller’s obligations under this Section 9 shall not apply to any Liabilities in excess of the aggregate amount of the Holdback Amount.

          9.3 Procedure.

               a. If Buyer wishes to make a Claim under this Section 9, Buyer shall give written notice (the “Claim Notice”) to Seller of the Claim. The Claim Notice shall state the nature of the Claim and, if known, the amount of the Liability. If the Claim arises from a claim of a third party, Buyer shall give such Claim Notice within a reasonable time after receipt of actual notice of such Claim, and in the event that a suit or other proceeding is commenced, within fifteen (15) days after receipt of written notice of such suit or other proceeding. If the Claim arises from the claim or demand of a third party, Seller shall have the option to defend any such Claim at Seller’s sole cost and expense; provided that Buyer shall at all times also have the right to participate fully in the defense at its own expense. Seller may elect, at Seller’s option, to seek to join as a party in its own right in the defense of any claim, action or proceeding brought against Buyer. Failure by Seller to notify Buyer of Seller’s election to defend any such Claim within ten (10) days after receipt of the Claim Notice (or the failure within such time to actually assume the defense of any action or proceeding commenced against Buyer) shall be deemed a waiver by Seller of Seller’s option to defend such Claim. If Seller shall not so notify Buyer of Seller’s election to defend any Claim (and, in the case of litigated Claims, actually assume the defense of such Claim), Buyer may defend against such Claim in such manner as Buyer may deem appropriate, and may settle such Claim on such terms as Buyer may deem appropriate and the amount of the defense and settlement and all reasonable and proper expenses of defending and settling such Claim shall be chargeable to Seller. If no settlement of such Claim is made, Seller shall be chargeable for the amount of any judgment rendered with respect to such Claim and for all expenses, legal or otherwise, including attorneys’, consultants’, and experts’ fees,

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incurred by Buyer in the defense of such Claim. If Seller elects to defend any such Claim, Seller shall pay its expenses and any expenses of Buyer in connection therewith and shall pay any judgment, damage or other liability arising from such Claim or the settlement thereof (however, in such case, Seller shall not be obligated to pay Buyer’s expenses under the fourth (4th) sentence of this Section 9.3.a. Seller and Buyer shall cooperate in reasonable requests for documents, testimony and other forms of assistance in connection with any Claim. Seller shall not, in the defense of any such Claim, consent to the entry of any judgment against or affecting Buyer (other than a judgment of dismissal on the merits and without costs) except with the written consent of Buyer, or enter into any settlement (except with the written consent of Buyer) which does not include as an unconditional term thereof a full release of Buyer by the claimant or the plaintiff in respect of such Claim.

               b. If the Claim does not arise from the claim or demand of a third party, Seller shall have thirty (30) days after receipt of the applicable Claim Notice to object to the Claim by giving written notice to Buyer specifying the reasons for such objection or objections. If Seller does not so object to the Claim, the total amount of the Claim shall be chargeable to Seller. If Seller objects to the Claim and the parties are unable to settle any such dispute, then on written request of Seller or Buyer served on the other, the Claim shall be submitted to binding arbitration in accordance with Section 13.7.

               c. After the Closing, the indemnification provisions contained in this Section 9 shall be the sole and exclusive remedy for any Liabilities set forth in Section 9.

     10. Survival of Representations and Warranties. All representations and warranties made herein, and the agreements set forth herein, shall survive through the date which is one hundred and five (105) days after the Closing Date and shall then expire.

     11. Termination Before Closing. If Closing shall not have previously occurred, this Agreement may be terminated:

          11.1 Upon ten (10) days prior written notice given by either party to the other party after April 30, 2005, if the Limited Partner Consent has not been obtained on or before April 30, 2005.

          11.2 By Buyer, upon the occurrence of an Event of Default (as defined in Section 12.1) by Seller or upon failure of a condition precedent to Buyer’s obligation to close as set forth in Section 7.1.

          11.3 By Seller, upon the occurrence of an Event of Default by Buyer or upon failure of a condition precedent to Seller’s obligation to close as set forth in Section 7.2.

     12. Default and Remedies.

          12.1 Event of Default. The occurrence of any one or more of the following events shall constitute a material default of this Agreement by a party (“defaulting party”):

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               a. The failure by the defaulting party to consummate the purchase and sale of the Sale Assets and the other transactions contemplated by this Agreement in violation of the provisions of this Agreement; or

               b. The failure by the defaulting party to perform any other of its obligations under this Agreement, where such failure shall continue for a period of ten (10) days after delivery of written notice of demand therefor from the other party; provided, however, that if more than ten (10) days are reasonably required to cure such failure, then the defaulting party shall not be deemed to be in default thereof if the defaulting, in good faith, has commenced such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion and completes such cure prior to Closing.

          12.2 Upon the occurrence of an Event of Default by Seller, Buyer shall be entitled, as its exclusive remedy, to enforcement of this Agreement by a decree of specific performance requiring the Seller to fulfill its obligations under this Agreement; Seller hereby waives, in any action for specific performance, the defense that there is an adequate remedy at law or in equity and agrees that the Buyer shall be entitled to obtain specific performance without being required to prove actual damages. Upon the occurrence of an Event of Default by Buyer, Seller shall be entitled to all of its remedies at law and in equity, including, without limitation, its actual damages and reimbursement of all of Seller’s expenses (including, without limitation, attorney’s, accounting and solicitation fees and costs) incurred in obtaining the Limited Partner Consent.

     13. General.

          13.1 Further Assurances. Each of Seller and Buyer agrees to execute, acknowledge, deliver, file and record, or cause to be executed, acknowledged, delivered, filed and recorded, such further documents or other papers, and to do all such things and acts, as the other party may reasonably request in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Seller shall send Buyer, upon its receipt thereof, all payments, notices, communications and any other documents with respect to the Sale Containers which any of them receives subsequent to the Closing Date.

          13.2 Expenses. Except as provided otherwise in this Agreement, each party shall bear such party’s respective costs and expenses (including all legal and accounting expenses) relating to this Agreement, the negotiations leading up to this Agreement, and the performance of this Agreement and the consummation of the transactions contemplated hereby.

          13.3 Notices. All notices hereunder shall be in writing and shall be sufficiently given if delivered personally or sent by overnight delivery service, by registered or certified mail, first class, postage prepaid, or by telecopy or similar written means of communication, to the receiving party at the address shown below or such other address of which the receiving party has given notice hereunder. Any notice shall be deemed to have been given and received if: (a) sent by registered or certified mail, as of the close of the third (3rd) business day following the date so mailed; (b) if personally delivered, on the date delivered; (c) on the date sent if sent by

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telecopy on a business day; and (d) on the next business day after the date sent in all other cases. Addresses for notices are as follows:

Seller:	Textainer Equipment Income Fund V, L.P.
c/o Textainer Equipment Management (U.S.) Ltd.
650 California Street, 16th floor
San Francisco, CA 94108
Attention: Chief Financial Officer
Facsimile: (415) 434-0599

Buyer:	RFH, Ltd.
Canon’s Court
22 Victoria Street
Hamilton, HM 12
Bermuda
Facsimile: +441 282 8666

with copies to:

P & R Equipment & Finance Corp AG
Industriestrasse 6
CH 6301 Zug
SWITZERLAND
Attention: Heinz Roth
Facsimile: 011-41-41-710-9383

and:

Hakman Capital Corporation
1350 Bayshore Highway
Burlingame, CA 94010
Attention: J. David Hakman
Facsimile: 650-348-1574

and:

FORTIS BANK (NEDERLAND) N.V.
Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands
Attention: Aviation and Intermodal Group
Facsimile: 31 10 401 63 43

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          13.4 Waivers and Amendments. This Agreement may be amended, superseded, modified, supplemented or terminated, and the terms hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          13.5 Assignment, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and administrators, and permitted assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties. The Seller hereby consents to the assignment by the Buyer to Fortis, of all of Buyer’s right, title and interest in and to this Agreement as collateral security for a loan to be made to the Buyer by Fortis simultaneously with the execution of this Agreement.

          13.6 Applicable Laws. This Agreement shall be construed and governed by the internal laws, and not the law of conflicts, of California to agreements made and to be performed in California.

          13.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement, any of its Exhibits or Schedules, or the breach thereof (including, without limitation, a claim for which injunctive or other equitable relief is sought or the determination of the scope or applicability of this Agreement to arbitrate) shall be settled by arbitration in San Francisco, California, by one (1) arbitrator (unless the parties mutually agree to accept multiple arbitrators) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The cost of any such arbitration shall be borne equally by the parties involved unless the arbitrator(s) deem such division of costs to be inequitable, in which event the arbitrator(s) may allocate the costs of arbitration among the parties thereto as they deem just and equitable under the circumstances. The parties hereto specifically agree that the provisions of Section 1283.05 of the Code of Civil Procedure of the State of California are incorporated into, made a part of, and made applicable to any arbitration pursuant to this Section where the aggregate amount in controversy exceeds Ten Thousand U.S. Dollars (US$10,000), exclusive of costs, expenses and fees.

          13.8 Attorneys’ Fees; Prejudgment Interest. In the event of commencement of either arbitration or suit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to receive such attorneys’ fees and costs as may be adjudged reasonable in addition to any other relief granted. Any award of damages as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law.

          13.9 Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto, constitutes the entire agreement among the parties hereto, and no party hereto shall be bound by any communications between them on the subject matter hereof unless

17

such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof. Any prior written agreements or letters of intent among the parties relating to the subject matter hereof shall, upon the execution of this Agreement, be null and void.

          13.10 Severability. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

          13.11 Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation hereof.

          13.12 Construction. No provision of this Agreement shall be construed against any party on the ground that such party or such party’s counsel drafted the provision.

          13.13 Counterparts. This Agreement may be executed in two (2) or more facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          13.14 Time of Essence. Time is of the essence.

          13.15 No Third Party Beneficiaries. This Agreement is solely for the benefit of Seller and Buyer and shall create no rights of any nature in any person or entity not a party hereto.

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     IN WITNESS WHEREOF, the parties have executed these presents as of the day and year first herein written.

“SELLER”	TEXTAINER EQUIPMENT INCOME FUND V, L.P. a California limited partnership

	By:	Textainer Capital Corporation, a Delaware
corporation, its managing general partner

	By:	/s/ John A. Maccarone

John A. Maccarone, President and CEO

“BUYER”	RFH, LTD., a Bermuda company

	By:	/s/ Janita Burke Waldron

Janita Burke Waldron, Vice President

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Exhibits Omitted from Asset Sale Agreement

A	List of Containers
B	Listing of Sale Containers Subject to a Finance Lease
C	Equipment Management Services Agreement
D	Stipulated Values of Containers by Type and Year of Manufacture
E	Accrued Expenses and Deferred Revenues
F	Method of Calculation for Sale Containers Under Recovery
G	Escrow Agreement
H	Insurance Coverage

Seller Disclosure Schedule

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INDEX OF DEFINITIONS

This Index of Definitions is included with this Agreement for the convenience of the parties. It is not intended to be a part of this Agreement.

Term	Location in Agreement
Base Purchase Price	3.1
Books and Records	2.1.g
Buyer	Preamble
Claim	9.2
Claim Notice	9.3.a
Claim Period	9.2
Closing	1
Closing Date	1
Containers	Recital A
Datedown Date	2.1.d
defaulting party	12.1
Effective Date	1
Escrow Agent	3.2.b
Escrow Agreement	3.2.b
Execution Date	Preamble
Final Closing Statement	3.5.a
Finance Lease	2.1.d
Fortis	5.5
Holdback Amount	3.2.b
Indemnification Floor	9.2
Lease, Leases	2.1.b
Liabilities	9.1
Limited Partner Consent	1
Management Agreement	2.2
Purchase Price	3.1
Sale Containers	2.1.a
Seller	Preamble
Sold Assets	2.1
Textainer	Recital B

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APPENDIX B

TEXTAINER EQUIPMENT INCOME FUND V, L.P.

CONSENT TO ADMISSION OF ASSIGNEES
AS SUBSTITUTED LIMITED PARTNERS

Textainer Capital Corporation, a Delaware corporation, Managing General Partner of Textainer Equipment Income Fund V, L.P. (the “Partnership”), hereby consents to the admission as Substituted Limited Partners, of all Assignees who were holders on said date of units of limited partnership interests of the Partnership. Admission of such Assignees shall be effective as of the date set forth below.

By Order of Textainer Capital Corporation,
the Managing General Partner

/s/ John A. Maccarone, President

Dated: January 20, 2005

B-1

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Limited Partners, you can be sure you are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê Please fold and detach card at perforation before mailing. ê

This proxy when properly executed will be voted in the manner directed herein by the undersigned limited partner. If this proxy card is returned, but no direction is made on this card, this proxy will be voted FOR the Asset Sale Proposal, FOR the Amendment Proposal, and FOR the Adjournment Proposal.

THE GENERAL PARTNERS RECOMMEND A VOTE FOR THE ASSET SALE PROPOSAL, THE AMENDMENT PROPOSAL, AND THE ADJOURNMENT PROPOSAL.

Proposal 1.

The Asset Sale Agreement, entered into as of November 30, 2004, by and between the Partnership and RFH, Ltd., a Bermuda corporation, providing for the sale of substantially all of the assets of the Partnership, and termination and dissolution of the Partnership following its consummation of the sale of assets under the Asset Sale Agreement, are approved by the limited partners of the Partnership. This proposal is referred to in the accompanying Proxy Statement as the “Asset Sale Proposal.”

❑ FOR	❑ AGAINST	❑ ABSTAIN

Proposal 2.

A new Section 2.03 shall be added following Section 2.02 and existing Sections 2.03, 2.04, 2.05 and 2.06 shall be renumbered as 2.04, 2.05, 2.06 and 2.07, respectively. New Section 2.03 shall read as follows:

“Notwithstanding Section 2.05(a)(ii)(cc) or (ff) or any other provision in this Agreement to the contrary, the Managing General Partner shall have the full power, without the need for vote or consent of the Limited Partners, in anticipation and as part of the process of termination and dissolution of the Partnership, to sell all or substantially all of the Partnership’s Equipment and other assets, in a single sale or in two or more sales, at such time or times, for such consideration, and upon such other terms and conditions that the Managing General Partner, in its sole reasonable discretion and business judgment, shall deem to be in the interests of the Limited Partners.”

This proposal is referred to in the accompanying Proxy Statement as the “Amendment Proposal.”

❑ FOR	❑ AGAINST	❑ ABSTAIN

Proposal 3.

Proposal to permit Textainer Capital Corporation, the Managing General Partner, in its discretion, to adjourn the Special Meeting for up to 45 days to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal. This proposal is referred to in the accompanying Proxy Statement as the “Adjournment Proposal.”

❑ FOR	❑ AGAINST	❑ ABSTAIN

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting.

Proxy to be signed and dated on the reverse side.

Textainer Capital Corporation	Vote by Telephone

Textainer Financial Services Corporation
c/o Corporate Election Services P. O. Box 1150 Pittsburgh PA 15230-1150	Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-800-542-1160

Vote by Internet
Access the Website and
cast your vote:
http://www.votefast.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. eastern standard time on March 20, 2005 in order to be counted in the final tabulation.

è

Please sign and date this proxy where indicated below before mailing.
ê Please fold and detach card at perforation before mailing. ê

Textainer Equipment Income Fund V, L.P.

This proxy is solicited on behalf of the General Partners.

The undersigned hereby appoints John A. Maccarone, Ernest J. Furtado and Nadine Forsman, the President, Secretary and Controller, respectively, of the General Partner or any of them, with full power of substitution, as attorneys, agents and proxies (the “Proxies”) to vote on behalf of the undersigned at the Special Meeting of Limited Partners of Textainer Equipment Income Fund V, L.P. (the “Partnership”), to be held at 1:00 p.m., local time, on Monday, March 21, 2005, at the offices of Textainer Capital Corporation and Textainer Financial Services Corporation, 650 California Street, 16th Floor, San Francisco, California 94108, or any adjournment or postponement of the Special Meeting.

Signature(s)

Signature(s)

Date:	, 2005

Please sign exactly as name appears hereon. When limited partner units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.